AIRCRAFT LEASE AGREEMENT
THIS AGREEMENT is made as of the 5th day of January, 1999
between:
(1)	AeroUSA, Inc., a company organized under the laws of the
State of Connecticut with its principal place of business
at Lee Farm Corporate Park, 83 Wooster Heights Road,
Danbury, CT 06810 ("Lessor"); and
(2)	Vanguard Airlines, Inc., a corporation organized under the
laws of the State of Delaware with its principal place of
business at 533 Mexico City Avenue, Kansas City, Missouri
64153 ("Lessee").
WHEREAS:  Lessor wishes to lease to Lessee and Lessee is
willing to lease from Lessor the Aircraft on the terms of
this Agreement.
IT IS AGREED as follows:
1. INTERPRETATION
1.1 DEFINITIONS:
In this Agreement capitalized words and expressions have
the respective meanings set forth in Schedules 1 and 10.
1.2 CONSTRUCTION:
(a) In this Agreement, unless the contrary intention is stated, a reference to:
(i) each of "Lessor" or "Lessee" or any other Person
includes, without prejudice to the provisions of this
Agreement restricting transfer or assignment, any
successor and any assignee;
(ii) words importing the plural shall include the singular
and vice versa;
(iii) any document shall include that document as
amended, novated, assigned or supplemented;
(iv) a Clause or a Schedule is a reference to a clause of
or a schedule to this Agreement;
(v) any Law, or to any provision of any Law, is a
reference to such Law or provision as amended,
substituted or re-enacted; and
(b) headings are to be ignored in construing this Agreement.
2. REPRESENTATIONS AND WARRANTIES
2.1 LESSEE'S REPRESENTATIONS AND WARRANTIES:  The
representations and warranties set forth in Clauses 1.1 and
1.2 of Schedule 2 are hereby made by Lessee to Lessor.
2.2 REPETITION: The representations and warranties in Clauses
1.1 and 1.2 of Schedule 2 will survive the execution of
this Agreement and will be deemed to be repeated by Lessee
on the Delivery Date with reference to the facts and
circumstances then existing.  The representations and
warranties contained in Clause 1.1 of Schedule 2 will be
deemed to be repeated by Lessee on each Rent Date as if
made with reference to the facts and circumstances then
existing (and for this purpose, the representation and
warranty contained in Clause 1.1 (g) shall be construed by reference to the accounts most recently provided prior to such Rent Date).
2.3 LESSOR'S REPRESENTATIONS AND WARRANTIES: The
representations and warranties set forth in Clause 1.3 of
Schedule 2 are hereby made by Lessor to Lessee and will be
deemed to be repeated by Lessor on the Delivery Date with reference to the facts and circumstances then existing.
3. CONDITIONS PRECEDENT
3.1 LESSEE CONDITIONS PRECEDENT:  Lessor's obligation to
deliver and commence the leasing of the Aircraft under this Agreement is subject to satisfaction of each of the Lessee Conditions Precedent specified in Schedule 3.
3.2 WAIVER:  Lessee Conditions Precedent are for the sole
benefit of Lessor and may be waived or deferred in whole or
in part and with or without conditions by Lessor.  If any
of Lessee Conditions Precedent are not satisfied on the
Delivery Date and Lessor (in its absolute discretion)
nonetheless agrees to deliver the Aircraft to Lessee and to commence the leasing of the Aircraft hereunder, Lessee will ensure that such Lessee Conditions Precedent are fulfilled
within 15 days after the Delivery Date (unless waived or
deferred in Lessor's absolute discretion), and Lessor may
treat as an Event of Default the failure of Lessee to do
so.
3.3 LESSOR CONDITIONS PRECEDENT: Lessee's obligation to accept delivery and commence the leasing of the Aircraft under this Agreement is subject to satisfaction of each of the
Lessor Conditions Precedent specified in Schedule 3.
3.4 WAIVER:  Lessor Conditions Precedent are for the sole
benefit of Lessee and may be waived or deferred in whole or
part and with or without conditions by Lessee.
4. COMMENCEMENT
4.1 LEASING:
(a) On the Delivery Date, Lessor will lease the Aircraft to
Lessee and Lessee will take delivery of the Aircraft on
lease in accordance with this Agreement for the duration of
the Term.  Subject to Clause 4.3, Lessor will deliver and
Lessee will accept the Aircraft on the Scheduled Delivery
Date or such other day as may be agreed in writing by the
parties at which time the leasing of the Aircraft pursuant
to the terms of this Agreement shall commence.
(b) If (i) Lessee is unwilling or unable to accept delivery of the Aircraft on the Rent Commencement Date, or Lessee fails
to fulfill any Lessee Condition Precedent on or before such
date, and (ii) the Aircraft meets the Delivery Condition Requirements, then Lessee's obligation to pay Rent hereunder shall commence on the Rent Commencement Date notwithstanding that Lessee has not accepted possession of the Aircraft and the leasing of the Aircraft has not
commenced.
(c) After Delivery, the Aircraft, the Engines and every Part will be in every respect at the sole risk of Lessee, who
will bear all risk of loss, theft, damage or destruction to
the Aircraft, any Engine or any Part from any cause
whatsoever.
4.2 DELIVERY: Subject to Clause 4.5, the Aircraft will be delivered to and accepted by Lessee at the Delivery
Location or such other location as may be agreed in an "as
is, where is" condition. Lessee will accept delivery of the Aircraft at the Delivery Location or such other location as may be agreed subject to the Aircraft meeting the Delivery Condition Requirements. Without prejudice to Clauses 3.1,
4.1 and 4.5, Lessee will effect acceptance of the condition
of the Aircraft by execution and delivery to Lessor of the Certificate of Technical Acceptance and possession of the
Aircraft shall pass from Lessor to Lessee upon execution
and delivery by Lessor of the Lease Supplement. Lessee's acceptance of the Aircraft shall be regarded for all purposes as absolute, unconditional and irrevocable;
provided , however, discrepancies specifically referred to
in the Certificate of Technical Acceptance shall be
corrected as agreed by Lessor and Lessee as set forth
therein.
4.3 DELAYED DELIVERY: If owing to:
(a) the existing lessee of the Aircraft delaying in the
delivery of, or failing to deliver, the Aircraft to Lessor
for any reason (other than because of any default of Lessor
in the performance of its obligations under an agreement
with that lessee unless the default arises from any act or omission of Lessee) whether or not in circumstances entitling that lessee to terminate that agreement;
(b) any Excusable Delay; or
(c) notification of any defect or non-conformity pursuant to
Clause 4.5;
Lessor delays in the delivery of, or fails to deliver, the Aircraft under this Agreement, then in any such case:
(i) Lessor will not be responsible for any losses,
including loss of profit, costs or expenses arising
from or in connection with the delay or failure
suffered or incurred by Lessee;
(ii) subject to Clause 4.5, Lessee will not be entitled to terminate this Agreement or to reject the Aircraft when tendered for delivery by Lessor, on the grounds
of any such delay except as provided below; and
(iii) upon any such termination or termination pursuant
to Clause 4.5 neither Lessor nor Lessee will have any
further obligation to the other under this Agreement
other than as expressly set out in this Agreement,
except that Lessor will repay to Lessee the Deposit,
including any interest earned thereon.
In the event that Lessor fails to deliver the Aircraft in accordance with this Agreement on or before June 30, 1999,
Lessee will be entitled to terminate this Agreement on the
grounds of such delay and the provisions of clause (iii)
above shall apply.
4.4 LICENSES: Lessee will at its expense obtain all licenses, permits and approvals which may be necessary to export and/or transport the Aircraft from the Delivery Location.
Lessor will furnish such data and information as may be
reasonably requested by Lessee in connection with obtaining
any such license, permit or approval.
4.5 INSPECTION: Prior to the Delivery Date, subject to any applicable purchase or lease agreement, Lessor will give
Lessee a reasonable opportunity:
(a) to inspect the Aircraft at the Delivery Location (or at another location agreed to by Lessor and Lessee); and
(b) to assign up to two representatives to participate as observers in a two-hour demonstration flight. If Lessee notifies Lessor promptly prior to the Delivery Date of any
defect or non-conformity with the Delivery Condition
Requirements observed during the inspection or
demonstration flight, Lessor, at its sole cost and expense,
will correct or procure the correction of the defect or non-conformity as promptly as practicable (except to the extent otherwise agreed or to the extent in the reasonable
opinion of Lessor it is impracticable or prohibitively
expensive to do so).  Subject to Clause 4.3, Lessor may, by
notice to Lessee, postpone the Delivery Date in such a case
to the date on which Lessor notifies Lessee that the defect
or non-conformity has been rectified (the "Extended
Delivery Date"). Lessor shall notify Lessee of the Extended Delivery Date as soon as possible following notification by
Lessee of the defect or nonconformity with the Delivery
Condition Requirements and the Extended Delivery Date shall
be a date not later than June 30, 1999.  Upon receipt of
such notice by Lessee, the Extended Delivery Date shall be
the Scheduled Delivery Date for all purposes hereunder.
Lessor or Lessee will be entitled to terminate this
Agreement if Lessor notifies Lessee that Lessor does not
intend to correct the defect or non-conformity.  If this
Agreement is not terminated and Lessor corrects or procures
the correction of any such defect or non-conformity, Lessor
shall make the Aircraft available for reinspection by
Lessee and will conduct such further inspection flight as
may be necessary to verify compliance with the Delivery
Condition Requirements.  Upon completion of such inspection
or reinspection, Lessor shall tender the Aircraft for
Delivery and, provided that the Delivery Condition
Requirements are then satisfied, Lessee shall effect
acceptance of the Aircraft in the manner and with the
effect specified in Clause 4.2.
4.6 INDEMNITY: Lessee will indemnify and hold harmless each Indemnitee on an After-Tax Basis from and against all
Losses arising from death or injury to any observer or any employee of Lessee in connection with any demonstration flight or inspection of the Aircraft by Lessee.
5. PAYMENTS
5.1 DEPOSIT: Lessee shall pay to Lessor a Deposit in the amount set forth in Clause 2 of Schedule 10 in accordance with the schedule set forth in that Clause. Such deposit shall be maintained by Lessor in a separate, interest bearing account.
5.2 RENTAL PERIODS:  The first Rental Period will commence on the Rent Commencement Date and each subsequent Rental
Period will commence on the date succeeding the last day of
the previous Rental Period.  Each Rental Period will end on
the date immediately preceding the numerically
corresponding day in the next month, except that:
(a) if there is no such numerically corresponding day in that month, it will end on the last day of that month; and
(b) if a Rental Period would otherwise overrun the Expiry Date, it will end on the Expiry Date.
5.3 RENT: Lessee will pay to Lessor or its order on each Rent
Date Rent in advance in the amount specified as "Rent" in
Clause 2 of Schedule 10; provided, that Lessor hereby
agrees to waive Lessee's payment of Rent for (i) the first
Rental Period which would otherwise be due and payable on
the Rent Commencement Date, plus (ii) the first eight days
of Rent for the second Rental Period, provided further,
that Lessee will pay Rent for the second Rental Period on
the day that is eight days after the Rent Date for such
period.  Payment must be initiated adequately in advance of
the Rent Date to ensure that Lessor receives credit for the payment on the Rent Date. If a Rental Period begins on a day which is not a Business Day, the Rent payable in
respect of that Rental Period shall be paid on the Business
Day immediately following such day. In the event that any
Rent is due for a period which is less than a whole Rental
Period, the Rent paid will be prorated on the basis of a
per diem amount determined by dividing the amount of the
Rent by 30 days.
5.4 SUPPLEMENTAL RENT:
(a) AMOUNT: Lessee will further pay to Lessor Supplemental Rent in relation to each calendar month (or part thereof)
(including without limitation the last calendar month, or
part thereof, of the Term) on the fourteenth day following
the end of such calendar month, in the amounts specified in
Clause 4 of Schedule 10, except that the last payment of Supplemental Rent during the Term shall be paid on the
Expiry Date.
(b) ADJUSTMENT: The amount of Supplemental Rent shall be
adjusted after the Delivery Date not more frequently than
annually (with any such adjustment having retrospective application as appropriate to reflect (ii) below) based on the following:
(i) by application of the Escalation Adjustment set forth
in Clause 2 of Schedule 10; and
(ii) by reference to Clause 3 of Schedule 10 in respect of
any change in the hour to cycle ratio of the operation
of the Aircraft and/or any material revision of the
Lessee's Maintenance Program.
5.5 PAYMENTS: All payments by Lessee to Lessor under this Agreement will be made for value on the due date in Dollars and in immediately available funds settled through the New
York Clearing House System or such other funds as may for
the time being be customary for the settlement in New York
City of payments in Dollars by wire transfer to Bankers
Trust Company, 4 Albany Street, New York, New York 10006,
ABA No.: 021-001-033, for the account of BTCo. as Trustee
for Airplanes Pass-Through Trust-Rental 1, account number
00325067 or to such other account as Lessor may advise
Lessee in writing.
5.6 WITHHOLDING:
(a) All payments by Lessee pursuant to this Agreement shall be free of all withholdings of any nature whatsoever except to the extent otherwise required by Law, and if any such
withholding is so required, Lessee shall pay an additional
amount such that after the deduction of all amounts
required to be withheld, the net amount actually received
by Lessor will equal the amount that Lessor would have
received if such withholding had not been required;
provided, however, that nothing in this Section 5.6(a)
shall obligate Lessee to pay any such additional amount to compensate for the withholding of any Lessor Tax or any other Tax for which Lessee is not obligated to indemnify
Lessor pursuant to Schedule 11 hereof.
(b) If any payment is made by Lessee under Clause 5.6(a) and Lessor in good faith determines that it has actually received a credit or deduction against, or relief or
remission for, or repayment of, any Tax paid or payable by
Lessor in respect of or calculated with reference to the
deduction or withholding giving rise to such payment,
Lessor shall, to the extent that it can do so without
prejudice to the retention of the amount of such credit, deduction, relief, remission or repayment and without leaving Lessor in any worse position than that in which it
would have been had such deduction or withholding not been required to be made, pay to Lessee such amount as Lessor shall in good faith have determined to be attributable to
the relevant deduction or withholding.
Nothing in this Clause 5.6(b) shall:
(i) interfere with the right of Lessor to arrange its tax
affairs in whatever manner it thinks fit and, in
particular, but without limitation, Lessor shall not
be under any obligation to claim credit, relief,
remission or repayment from or against its corporate
profits or similar Tax liability in respect of the
amount of any such deduction or withholding in
priority to any other claims, reliefs, credits or
deductions available to Lessor; or
(ii) oblige Lessor to disclose any information relating to
its Tax affairs or any computations in respect
thereof.
5.7 TAXES AND OTHER OUTGOINGS: Lessee will promptly pay:
(a) all license and registration fees, Taxes (other than Lessor Taxes) and other amounts of any nature imposed by any
Government Entity with respect to the Aircraft and/or this Agreement, including without limitation the ownership, delivery, leasing, possession, use, operation, return, sale
or other disposition of the Aircraft; and
(b) all rent, fees, charges, Taxes (other than Lessor Taxes)
and other amounts in respect of any premises where the
Aircraft, any Engine or any Part is located from time to
time;
except to the extent that, in the reasonable opinion of
Lessor, such payment is being contested in good faith by appropriate proceedings, in respect of which adequate reserves have been provided by Lessee and non-payment of
which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of
Lessor or Owner.
5.8 TAX INDEMNITY:
Lessee will pay and indemnify each Tax Indemnitee against
all Taxes (other than Lessor Taxes) as specified in
Schedule 11.
5.9 LESSOR OBLIGATIONS FOLLOWING EXPIRY DATE: Within five
Business Days after:
(a) redelivery of the Aircraft to Lessor in accordance with and in the condition required by this Agreement; or
(b) payment to Lessor of the Agreed Value following an Event of Loss after the Delivery Date;
or in each case such later time as Lessor is satisfied that
Lessee has irrevocably paid to Lessor all amounts which may
then be outstanding or become payable under this Agreement
and the Other Agreements, Lessor will pay to Lessee:
(i) the balance of the Deposit, including any interest
earned thereon; and
(ii) the amount of any Rent received in respect of any
period falling after the date of redelivery of the
Aircraft or payment of the Agreed Value, as the case
may be.
5.10 NET LEASE: This Agreement is a net lease. Lessee's obligations under this Agreement are absolute and unconditional irrespective of any circumstance or
contingency whatsoever and shall not be reduced by any circumstance or contingency whatsoever, including (but not limited to):
(a) any right of set-off, counterclaim, recoupment, defense or other right which either party to this Agreement may have against the other (including any right of reimbursement) or
which Lessee may have against the Manufacturer, any
manufacturer or seller of or any Person providing services
with respect to the Aircraft, any Engine or any Part or any
other Person, for any reason whatsoever;
(b) any unavailability of the Aircraft for any reason,
including, but not limited to, a requisition of the
Aircraft or any prohibition or interruption of or
interference with or other restriction against Lessee's
use, operation or possession of the Aircraft (whether or
not the same would, but for this provision, result in the termination of this Agreement by operation of law);
(c) any lack or invalidity of title or any other defect in
title, airworthiness, merchantability, fitness for any
purpose, condition, design, or operation of any kind or
nature of the Aircraft for any particular use or trade, or
for registration or documentation under the Laws of any
relevant jurisdiction, or any Event of Loss in respect of
or any damage to the Aircraft;
(d) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor, Lessee or any other
Person;
(e) any invalidity or unenforceability or lack of due authorization of, or other defect in, this Agreement;
(f) any Security Interests or Taxes; and/or
(g) any other cause or circumstance which but for this
provision would or might otherwise have the effect of
terminating or in any way affecting any obligation of
Lessee under this Agreement.
Lessee hereby waives, to the extent permitted by applicable
Law, any and all rights which it may now have or which at
any time hereafter may be conferred upon it, by Law or
otherwise, to terminate, cancel, quit or surrender this
Agreement or any obligation imposed upon Lessee hereunder
or in relation hereto except as expressly provided in this
Agreement.
Nothing in this Clause 5.10 will be construed to limit
Lessee's rights and remedies in the event of Lessor's
breach of Clause 7.1 or to limit Lessee's rights and
remedies to pursue in a court of law any claim it may have
against Lessor or any other Person.
5.11 FURTHER PROVISIONS REGARDING DEPOSIT:
(a) Lessee agrees that Lessor will not hold any such funds as agent or on trust for Lessee or in any similar fiduciary capacity.
(b) If Lessee fails to comply with any provision of this
Agreement or the Other Agreements, or any Default shall
have occurred and be continuing, in addition to all rights
and remedies accorded to Lessor elsewhere in this Agreement
or under Law in respect of the Deposit, Lessor may
immediately or at any time thereafter, without prior notice
to Lessee, apply all or part of the Deposit in or towards
the payment or discharge of any matured obligation owed by
Lessee or any affiliate of Lessee under this Agreement or
the Other Agreements, in such order as Lessor sees fit,
and/or exercise any of the rights of set-off described in
Clause 5.18 against all or part of the Deposit.
(c) If Lessor exercises the rights described in sub-clause (b) above, Lessee shall, following a demand in writing from
Lessor, immediately restore the Deposit to the level at
which they stood immediately prior to such exercise.
5.12 LETTER OF CREDIT:
(a) In lieu of paying the Deposit in accordance with Clause
5.1, at the time such the Deposit (or part thereof) is
required to be paid under this Agreement, at any time or
from time to time, as the case may be, Lessee will provide
Lessor with an irrevocable and unconditional Letter of
Credit in the amount of the LC Amount, issued and payable
by a bank acceptable to Lessor and in form and substance acceptable to Lessor and, if Lessor requests, confirmed by the London or New York branch of a major international bank acceptable to Lessor from time to time, as security for all payment obligations of Lessee to Lessor under this
Agreement (including damages), which shall remain in full
force and effect and may be drawn down by Lessor upon
demand at any time or times until the Required LC Expiry
Date.  Upon receipt of the Letter of Credit in accordance
with this Clause 5.12(a), Lessor will refund the Deposit
and any interest thereon to Lessee.
(b) With the prior written consent of Lessor, the Letter of
Credit may have a validity period or periods ending prior
to the Required LC Expiry Date, provided that (i) the
Letter of Credit shall, in each case, be renewed and
delivered to Lessor not later than 30 Business Days prior
to its expiry; and (ii) a Letter of Credit shall remain in
force at all times up to the Required LC Expiry Date.
(c) If at any time during the Term Lessor determines that the current issuing or confirming bank for the Letter of Credit is no longer an acceptable issuing or confirming bank
(whether by virtue of a material adverse change in its
financial condition or for any other reason) Lessee shall
promptly procure that the Letter of Credit is replaced by a
Letter of Credit issued by another bank acceptable to
Lessor and (if appropriate) that such replacement Letter of
Credit is confirmed by another bank acceptable to Lessor.
(d) If Lessor makes a drawing under the Letter of Credit,
Lessee shall, following a demand in writing by Lessor,
immediately procure that the maximum amount available for
drawing under the Letter of Credit is restored to the level
at which it stood immediately prior to such drawing.
5.13 RESERVED
5.14 LATE PAYMENT INTEREST: If Lessee fails to pay any amount payable under this Agreement within 2 days after the date due, Lessee will pay on demand from time to time to Lessor interest (both before and after judgment) on that amount, from the due date to the date of payment in full by Lessee
to Lessor, at the Interest Rate. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed in the month, assuming a 30
day month and a 365 day year.
5.15 CURRENCY: Lessee acknowledges that the specification of Dollars in this Agreement is of the essence and that
Dollars shall be the currency of account in any and all
events.  Lessee waives any right it may have in any
jurisdiction to pay any amount under this Agreement in a
currency other than Dollars.
5.16 CERTIFICATES: Save where expressly provided in this Agreement, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable
under this Agreement will, in the absence of manifest
error, be presumed prima facie to be correct.
5.17 APPROPRIATION: If any sum paid or recovered by Lessor in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply that sum
to amounts due under this Agreement in such proportions and
order and generally in such manner as Lessor may determine
at its sole discretion.
5.18 SET-OFF:  If a Default has occurred and is continuing,
Lessor may set off any matured obligation owed by Lessee or
any affiliate of Lessee (to the extent beneficially owned
by Lessor) under this Agreement or the Other Agreements
against any obligation (whether or not matured) owed by
Lessor to Lessee, regardless of the place of payment or
currency. If the obligations are in different currencies,
Lessor may convert either obligation at the market rate of exchange available in New York or at its option London for the purpose of the set-off.  If an obligation is
unascertained or unliquidated, Lessor may in good faith
estimate that obligation and set off in respect of the
estimated amount, in which case when the obligation is
ascertained or liquidated Lessor or Lessee shall make a
payment to the other (as appropriate) in respect of any
amount by which the ascertained or liquidated amount
differs from the estimated amount. Lessor will not be
obliged to pay any amounts to Lessee under this Agreement
so long as any sums which are then due from Lessee or any affiliate of Lessee under this Agreement or the Other
Agreements remain unpaid, and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums, except to the extent Lessor otherwise
agrees or sets off such amounts against such payment
pursuant to the foregoing provisions.  Lessor shall provide
Lessee with prompt written notice of the exercise of its
right of set-off under this Clause 5.18.
5.19 EXPENSES: Whether or not the Aircraft is delivered to
Lessee pursuant to this Agreement, Lessee will pay to
Lessor on an After-Tax Basis on demand:
(a) all fees, costs and expenses (including legal,
professional, and out-of-pocket expenses) payable or
incurred by Lessor in connection with any amendment to or extension of or other documentation in connection with, or the granting of any waiver or consent under, this Agreement
or the monitoring of compliance by Lessee with this
Agreement (but excluding any fees, costs and expenses
incurred by Lessor in connection with any change in the
ownership or financing of the Aircraft);
(b) all fees, costs and expenses (including legal, professional and out-of-pocket expenses) associated with perfecting this Agreement in the State of Registration, the State of
Incorporation and the Habitual Base (and any other state or country as appropriate having regard to the operation of the Aircraft), including (but not limited to) legal
opinions, tax advice, registrations and the payment of
documentary Taxes and any other Taxes and fees, whether
required by Lessor or Lessee; and
(c) all fees, costs and expenses (including legal, professional and out-of-pocket expenses) payable or incurred by Lessor in contemplation of, or otherwise in connection with, the enforcement of or preservation of any of Lessor's rights under this Agreement, or in respect of the repossession of
the Aircraft.
All amounts payable pursuant to this Clause 5.19 will be
paid in the currency in which they are incurred by Lessor.
Lessor and Lessee shall each be responsible for their own
legal costs associated with the negotiation and
documentation of this transaction.
6. MANUFACTURER'S WARRANTIES
6.1 ASSIGNMENT:
(a) With effect from Delivery, Lessor assigns to Lessee, and authorizes Lessee to exercise, such rights as Lessor may have under any warranty with respect to the Aircraft, any
Engine or any Part (including, without limitation, any
warranty with respect to Year 2000 Compliance) made by any manufacturer, vendor, sub-contractor or supplier, to the extent that the same may be assigned or otherwise made
available to Lessee.
(b) Lessee shall give Lessor prompt written notice of any
warranty claim which is settled with Lessee on the basis of
a total or partial cash payment.  Any cash payments to
Lessee in respect of warranty claims which are not applied
to the repair or remedy of defects in the Aircraft or to
the reimbursement of the out-of-pocket expenses actually
incurred by Lessee in the collection of such cash payments,
and which are not in respect of compensation for loss of
use of the Aircraft, an Engine or Part during the Term due
to a defect covered by such warranty, shall be for Lessor's account and shall be paid by Lessee to Lessor.
(c) Upon occurrence of an Event of Default or termination or expiry of the leasing of the Aircraft under this Agreement
(each a "Termination Event"), whichever occurs earlier, all
rights under such warranties will immediately revert to
Lessor, including all claims thereunder (whether or not perfected); and Lessee will immediately take all steps and execute all documents required by Lessor to perfect such
reversion.
6.2 PROCEEDS:  Lessee agrees to apply any proceeds of any
claims assigned to Lessee by Lessor under Clause 6.1 to
remedy the defect, if any, in the Aircraft, any Engine or
any Part giving rise to such claim.  So long as no
Termination Event has occurred and is continuing, Lessor
agrees (subject to Clause 6.1(b)) to cooperate with Lessee
to cause any proceeds from any rights assigned by Lessor to
Lessee under Clause 6.1 to be paid directly to Lessee, and,
if any such proceeds are nonetheless paid to Lessor, Lessor
agrees to remit promptly such proceeds to Lessee.  However,
upon a Termination Event, Lessor may immediately:
(a) retain for its own account any such proceeds previously
paid to Lessor which would have been remitted to Lessee
under this Clause 6.2 in the absence of such Termination
Event;
(b) cause any proceeds of any pending claims to be paid to
Lessor, rather than to Lessee; and
(c) recover from Lessee the proceeds of any such claims
previously paid to Lessee to the extent that such claims
relate to any defect in the Aircraft, any Engine or any
Part not fully and completely rectified by Lessee before
such Termination Event.
6.3 PARTS: Except to the extent Lessor otherwise agrees in a particular case, Lessee will procure that all engines, components, furnishings or equipment provided by the
manufacturer, vendor, subcontractor or supplier in
replacement of a defective Engine or Part pursuant to the
terms of any warranty will be installed promptly by Lessee
and that title thereto (free of Security Interests other
than Permitted Liens) vests in Lessor.  On installation
each such part will be deemed to be a Part.  In the case of
a Replacement Engine, Lessee will satisfy and perform each
of the conditions and covenants set forth in Clause
11.1(d).
6.4 AGREEMENT: To the extent any warranties relating to the Aircraft are made available under an agreement between any manufacturer, vendor, subcontractor or supplier and Lessee,
Lessee will:
(a) apply the proceeds of any claim under such agreement in accordance with Clause 6.2 and (pending such application)
will hold the claim and the proceeds in trust for Lessor;
and
(b) take all such steps as are necessary at the end of the Term to ensure that the benefit of any of those warranties which
have not expired is vested in Lessor.
7. LESSOR'S COVENANTS
7.1 QUIET ENJOYMENT: Provided no Default has occurred and is continuing, Lessor will not interfere with the quiet use, possession and enjoyment of the Aircraft by Lessee during the Term; but the proper exercise by Lessor of its rights
under or in connection with this Agreement will not
constitute such an interference. THE FOREGOING COVENANT IS
IN LIEU OF ANY RIGHT OF LESSEE UNDER SECTION 2A-211(1) OF
THE NEW YORK UNIFORM COMMERCIAL CODE OR ANY SIMILAR LAW,
WHICH RIGHT LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES
AND LESSOR EXPRESSLY DISCLAIMS.
7.2 LESSOR LIENS:  Lessor will promptly, at its own expense, take such action as may be necessary to discharge or
satisfy (by bonding or otherwise) any Lessor Lien.  Nothing
in this Clause 7 will be construed to limit Lessee's right
to institute separate legal proceedings against Lessor in
the event of Lessor's breach of this Agreement or to limit Lessee's rights and remedies against any other Person.
7.3 MAINTENANCE CONTRIBUTIONS: Provided that no Default has occurred and is continuing, Lessor will pay to Lessee, by way of contribution to the cost of maintenance of the
Aircraft, the amounts provided for, and on terms and
conditions specified in Clause 5 of Schedule 10.
7.4 PAYMENT FOR CERTAIN COMPONENTS:
(a) Lessee will carry out modifications to the fuel indication system and procure any flight manual, and weight and balance manual changes, for which changes, following
receipt by Lessor of an invoice for and evidence in form
and substance reasonably acceptable to Lessor and providing
no Default has occurred and is continuing, Lessor will pay
to Lessee the lesser of (i) the amount of the invoice and
(ii) $60,000.00; provided that to the extent that Lessor
pays to Lessee an amount less than $60,000 pursuant to this
Clause 7.4(a), the Modification Amount (as defined on
Schedule 10) shall be reduced in accordance with Clause 7
of Schedule 10 only by the amount actually paid by Lessor
to Lessee hereunder.
(b) Lessor will provide for installation on the Aircraft by
Lessee or its designee, Nordam LGW Hush Kits, TCAS II
computer control head and antennas, and a Windshear systems
GPWS computer.
Lessee will provide any engineering and applicable modification kits required for the installation of the TCAS II, Windshear, and fuel indication system modifications.
8. LESSEE'S COVENANTS
8.1 DURATION:
(a) Lessee shall perform and comply with its undertakings and covenants in this Agreement at all times during the Term.
All such undertakings and covenants shall, except where
expressly otherwise stated, be performed at the expense of
Lessee.
(b) Lessee will procure that no Person (other than Lessor) will act in any manner inconsistent with Lessee's obligations under this Agreement.
8.2 INFORMATION: Lessee will:
(a) notify Lessor forthwith of the occurrence of any Default or any other event which might adversely affect Lessee's ability to perform any of its obligations under this
Agreement;
(b) furnish to Lessor:
(i) upon request, as soon as available but not, in any
event, sooner than 45 days after the last day of each
financial quarter of Lessee, the consolidated
management accounts of Lessee (in Dollars and
comprising a balance sheet and profit and loss
statement) prepared for the most recent previous
financial quarter certified by a qualified financial
officer of Lessee as being true and correct;
(ii) as soon as available but not in any event later than
120 days after the last day of each financial year of
Lessee, its audited consolidated balance sheet as of
such day and its audited consolidated profit and loss
statement for the year ending on such day (each in
Dollars);
(iii) a copy of each notice or circular issued to
Lessee's shareholders or creditors as a group at the
time so issued; and
(iv) such other information and documents regarding Lessee
and its business and affairs as Lessor may reasonably
request from time to time, including without
limitation any information or documents necessary to
enable Lessor to comply with its tax filing, audit and
litigation obligations;
(c) promptly furnish to Lessor all information Lessor from time to time reasonably requests regarding the Aircraft, each
Engine, any engine installed on the Airframe, and any Part,
and the use, location and condition of the Aircraft,
including, without limitation, the hours remaining on the
Aircraft and any Engine until the next scheduled check, inspection, overhaul or shop visit, as the case may be;
(d) on request, within 10 days after the end of any Rental
Period, furnish to Lessor evidence satisfactory to Lessor
of payment of all Taxes due during that or any previous
Rental Period that could reasonably be expected to effect
Lessor's interest in this Agreement or the Aircraft;
(e) on request, furnish to Lessor evidence satisfactory to
Lessor that all Taxes, charges and other outgoings incurred
by Lessee with respect to the Aircraft, including without limitation all payments due to the relevant air traffic control authorities, have been paid and discharged in full;
(f) provide to Lessor within 10 days after the end of each calendar month a monthly report on the Aircraft and each
Engine in the form required by Lessor;
(g) give Lessor not less than 45 days' written notice as to the time and location of all Major Checks; and
(h) promptly notify Lessor of:
(i) any loss, theft, damage or destruction to the
Aircraft, any Engine or any Part, or any modification
to the Aircraft if the potential cost may exceed the
Damage Notification Threshold; and
(ii) any claim or other occurrence likely to give rise to a
claim under the Insurances (but in the case of hull
claims, only for any claim in excess of the Damage
Notification Threshold) and details of any
negotiations with the insurance brokers over any such
claim.
8.3 LAWFUL AND SAFE OPERATION: Lessee will:
(a) not take, or fail to take, any action, in respect of the operation and maintenance of the Aircraft, if the effect of such conduct by Lessee would be to cause Lessor, Owner,
GECAS or Lessee to be in violation of any Law in force in
any country or jurisdiction which may then be applicable (including, without limitation, Laws mandating insurance coverage);
(b) not use the Aircraft in any manner contrary to (i) any recommendation of the manufacturers of the Aircraft, any
Engine or any Part or (ii) any recommendation or regulation
of the Air Authority or for any purpose for which the
Aircraft is not designed or reasonably suitable;
(c) ensure that the crew and engineers employed by it in connection with the operation and maintenance of the
Aircraft have the qualifications and hold the licenses
required by the Air Authority and applicable Law;
(d) use the Aircraft solely in commercial or other operations for which Lessee is duly authorized by the Air Authority
and under applicable Law;
(e) not use the Aircraft for the carriage of any goods,
materials, livestock or items of cargo which could
reasonably be expected to cause damage to the Aircraft or
which would not be adequately covered by the Insurances, or
any item or substance whose possession or carriage is
illegal under any applicable Law; and comply with any
carriage regulations or restrictions from time to time
issued by IATA;
(f) not utilize the Aircraft for purposes of training,
qualifying or re-confirming the status of cockpit personnel
except for the benefit of Lessee's cockpit personnel, and
then only if the use of the Aircraft for such purpose is
not disproportionate to the use for such purpose of other
aircraft of the same type operated by Lessee;
(g) not cause or permit the Aircraft to proceed to, or remain at, any location that is prohibited or not permitted
under:
(i) any Law or government regulation applicable to the
Aircraft or to Lessee; or
(ii) any requirement of a Government Entity of the State of Registration or the Habitual Base; or
(iii) any requirement of a Government Entity of the
country in which such location is situated.
(h) obtain and maintain in full force all certificates,
licenses, permits and authorizations from time to time
required for the use and operation of the Aircraft, and for
the making of payments required by, and the compliance by
Lessee with its other obligations under, this Agreement;
and
(i) not use, operate, or locate the Aircraft or suffer or
permit the Aircraft to be used, operated or located during
the Term in any manner not covered by the Insurances or in
any area excluded from coverage by the Insurances or in any
manner which would prejudice the interests of the
Indemnitees in the Insurances, the Aircraft, any Engine or
any Part.
8.4 SUBLEASING: LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUBLEASE, WET-LEASE OR OTHERWISE PART
WITH POSSESSION OF THE AIRCRAFT, THE ENGINES OR ANY PART,
SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD, EXCEPT THAT
LESSEE MAY PART WITH POSSESSION (A) WITH RESPECT TO THE
AIRCRAFT, THE ENGINES OR ANY PART TO THE RELEVANT
MANUFACTURERS FOR TESTING OR SIMILAR PURPOSES OR TO THE
AGREED MAINTENANCE PERFORMER FOR SERVICE, REPAIR,
MAINTENANCE OR OVERHAUL WORK, OR ALTERATIONS, MODIFICATIONS
OR ADDITIONS TO THE EXTENT REQUIRED OR PERMITTED BY THIS AGREEMENT, AND (B) WITH RESPECT TO AN ENGINE OR PART, AS
EXPRESSLY PERMITTED BY THIS AGREEMENT.
8.5 INSPECTION:
(a) Lessor and any person designated by Lessor may at any time visit, inspect and survey the Aircraft, any Engine, any
Part or the Aircraft Documents and for such purpose may,
subject to any applicable Air Authority regulation, travel
on the flight deck as observer.
(b) Such visits, inspections or surveys shall be at the sole cost and expense of Lessor, provided, however, Lessee will
pay to Lessor on an After-Tax Basis on demand all
reasonable out-of-pocket expenses incurred by Lessor in
connection with any such visit, inspection or survey
conducted after the occurrence of a Default.
(c) Lessor will:
(i) have no duty to make, and no liability arising out of
making or failing to make, any such visit, inspection
or survey;
(ii) so long as no Default has occurred and is continuing,
not exercise such right other than on reasonable
notice and so as not to disrupt unreasonably the
commercial operations of Lessee, provided, however,
Lessee will take such action as may be reasonably
required to facilitate Lessor's inspection; and
(iii) indemnify and hold harmless Lessee from and
against all Losses arising from death or injury to any
such observer or any employee of Lessor in connection
with any such visit, inspection or survey except to
the extent such Losses arise from the gross negligence
or willful misconduct of Lessee or its agents or
employees.
8.6 OWNERSHIP; PROPERTY INTERESTS; RELATED MATTERS: Lessee
will:
(a) not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which might reasonably be expected to jeopardize the rights of
Owner or Lessor as owner or lessor respectively of the
Aircraft or as an additional insured or loss payee under
the Insurances;
(b) on all occasions when the ownership of the Aircraft, any Engine or any Part is relevant, make clear to third parties that title is held by Owner;
(c) not at any time (i) represent or hold out Lessor or Owner as carrying goods or passengers on the Aircraft or as being
in any way connected or associated with any operation or
carriage (whether for hire or reward or gratuitously) which
may be undertaken by Lessee; or (ii) pledge the credit of
Lessor or Owner;
(d) ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of
not less than 10 cm. x 7 cm.) in a reasonably prominent
position in the cockpit of the Aircraft adjacent to the certificate of airworthiness and on each Engine stating:
"This Aircraft/Engine is owned by Emerald Aviation
Investments Limited and is leased to AeroUSA, Inc. and is subleased to Vanguard Airlines, Inc. and may not be or remain in the possession of, or be operated by any other
person without the prior written consent of AeroUSA, Inc.";
(e) not create or permit to exist any Security Interest (other than Permitted Liens) upon the Aircraft, any Engine or any
Part;
(f) not do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part
to penalty, forfeiture, impounding, detention,
appropriation, damage or destruction and without prejudice
to the foregoing, if any such penalty, forfeiture,
impounding, detention or appropriation, damage or
destruction occurs, give Lessor immediate notice thereof
and procure the immediate release of the Aircraft, any
Engine or the Part, as the case may be;
(g) not abandon the Aircraft, any Engine or any Part;
(h) pay and discharge, or cause to be paid and discharged, when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabilities which have given or might give rise to a
Security Interest (other than Permitted Liens) over or
affecting the Aircraft, any Engine or any Part; and
(i) not attempt, or hold itself out as having any power, to
sell, lease or otherwise dispose of the Aircraft, any
Engine or any Part.
8.7 GENERAL: Lessee will:
(a) will preserve its corporate existence (other than in connection with a solvent reorganization on terms which shall have previously been approved in writing by Lessor),
and will conduct its business in an orderly and efficient
manner and will maintain all rights, privileges, licenses
and franchises material thereto or material to performing
its obligations under this Agreement;
(b) ensure that the Habitual Base remains the habitual base of the Aircraft unless Lessor gives its prior written consent
to a change therein;
(c) not operate, maintain, insure or deal with the Aircraft or any Engine or Part in a manner which materially
discriminates against the Aircraft or such Engine or Part,
when compared with the manner in which Lessee operates,
maintains, insures or deals with similar aircraft, engines
or parts in Lessee's fleet;
(d) not, without giving Lessor 10 days prior notice (in
accordance with this Agreement), change its chief executive
office (as such term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of Kansas) from
533 Mexico City Avenue, Kansas City, Missouri  64153;
(e) remain a Certificated Air Carrier and maintain, without limitation, its status so as to fall within the purview of
Section 1110 of Title 11 of the United States Code or any
analogous statute; and
(f) remain a "citizen of the United States" as defined in
Section 40102 of Title 49 of the United States Code.
8.8 RECORDS: Lessee will:
(a) cause accurate, complete and current records as required by FAR 91.417 to be kept of all flights made by, and all maintenance carried out on, the Aircraft (including in
relation to each Engine and Part subsequently installed,
before the installation); keep the records in such manner
as the Air Authority may from time to time require, and
ensure that they comply with the mandatory recommendations
of any manufacturers of the Aircraft, any Engine or any
Part.  At redelivery the records required by FAR 91.417
must be in English.  The records will form part of the
Aircraft Documents; and
(b) maintain in English with appropriate revision service, all Aircraft Documents, records, logs, and other materials required by applicable Laws or the Air Authority in respect
of the Aircraft.
8.9 PROTECTION: Lessee will:
(a) maintain the registration of the Aircraft with the Air Authority in the name of Owner and not do or suffer to be done anything which might adversely affect that
registration; and
(b) do all acts and things (including, without limitation,
making any filing or registration with the Air Authority or
any other Government Entity or as required to comply with
the Geneva Convention where applicable) and execute and
deliver, notarize, file, register and record all documents (including, without limitation, any amendment of this
Agreement) as may be required by Lessor:
(i) upon or following any change or proposed change in the ownership or financing of the Aircraft (and Lessor shall reimburse Lessee for the reasonable out-of-
pocket expenses, including legal fees, incurred by
Lessee at the time of such change in complying with
Lessor's requirements under this paragraph (i)); or
(ii) following any modification of the Aircraft, any Engine
or any Part or the permanent replacement of any
Engine, or Part in accordance with this Agreement, so
as to ensure that the rights of Owner as owner of the
Aircraft and under this Agreement apply with the same
effect as before; or
(iii) to establish, maintain, preserve, perfect and
protect the rights of Lessor under this Agreement and
the interests of Owner as owner of the Aircraft.
8.10 MAINTENANCE AND REPAIR: Lessee will:
(a) keep the Aircraft airworthy in all respects and in good
repair and condition;
(b) not change, subsequent to the date on which this Agreement is signed by Lessee, the Lessee's Maintenance Program or
the Maintenance Performer without providing prior written
notice of such change to Lessor; provided, however, that
Lessee may make changes to Lessee's Maintenance Program
without notice insofar as, and only insofar as such changes
effect procedures for line maintenance and/or Minor Checks.
(c) maintain the Aircraft in accordance with the Lessee's Maintenance Program through the Maintenance Performer;
(d) maintain the Aircraft in accordance with the standard of maintenance required by FAR Part 121, Subpart L and any other rules and regulations of the FAA and in at least the
same manner and with at least the same care, including,
without limitation, maintenance scheduling, modification
status and technical condition, as is the case with respect
to similar aircraft owned or otherwise operated by Lessee
and as if Lessee were to retain and continue operating the Aircraft in its fleet after the Expiry Date, including, without limitation, all maintenance to the Airframe, any
Engine or any Part required to maintain all warranties, performance guaranties or service life policies in full force and effect;
(e) comply with all Air Authority mandatory inspection and mandatory modification requirements, and Airworthiness
Directives applicable to the Aircraft, any Engine or Part
having a compliance date during the Term;
(f) comply with all applicable Laws and the regulations of the
Air Authority and other aviation authorities with
jurisdiction over Lessee or the Aircraft, any Engine or
Part (regardless of upon whom such requirements are
imposed) and which relate to the maintenance, condition,
use or operation of the Aircraft or require any
modification or alteration to the Aircraft, any Engine or
Part;
(g) maintain in good standing a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) for the Aircraft issued
by the Air Authority except where the Aircraft is
undergoing maintenance, modification or repair required or permitted by this Agreement, and Lessee will provide on request from time to time to Lessor a copy of such
certificate; and
(h) if required by the Air Authority, maintain a current certification as to maintenance issued by or on behalf of the Air Authority in respect of the Aircraft and will from
time to time provide to Lessor a copy on request.
8.11 REMOVAL/INTERCHANGE OF ENGINES:  Lessee will:
(a) ensure that no Engine is removed from the Airframe unless it is promptly replaced by an engine of the same model as,
or an improved or advanced version of or any Engine that
meets the requirements of the flight manual limitations,
such Engine and is in good operating condition;
(b) ensure that any Engine which is not installed on the
Aircraft (or an aircraft permitted by paragraph (d) below)
is, except as expressly permitted by this Agreement,
properly and safely stored and insured, and kept free from Security Interests (other than Permitted Liens);
(c) from time to time, on request by Lessor, procure that any person to whom possession of an Engine is given acknowledges in writing to Lessor, in form and substance satisfactory to Lessor, that it will respect the interests of Owner and Lessor as owner and lessor respectively of
such Engine and will not seek to exercise any rights
whatsoever in relation to such Engine; and
(d) be permitted, if no Default has occurred and is continuing, to install any Engine on an aircraft operated by Lessee,
provided that neither (i) the provisions of any applicable
Law nor (ii) the terms of any lease or other agreement or
Security Interest to which such aircraft or engine is
subject, prohibit such installation or will have the effect
at any time of divesting or impairing the title and
interests of Owner and Lessor as owner and lessor
respectively of such Engine.
8.12 REMOVAL/INTERCHANGE OF PARTS:  Lessee will:
(a) ensure that no Part is at any time removed from the
Aircraft unless it is promptly replaced by a part complying
with the following:
(i) it is in as good operating condition, has
substantially similar hours available until the next
scheduled check, inspection, overhaul and shop visit,
is of the same or a more advanced make and model and
is of the same interchangeable modification status,
and of equivalent value and utility to, as the
replaced Part;
(ii) it has become and remains the property of Owner free
from Security Interests (other than Permitted Liens)
and on installation on the Aircraft will without
further act be subject to this Agreement; and
(iii) Lessee has full details as to such part's source
and maintenance records;
(b) ensure that any Part which is not installed on the Aircraft (or any other aircraft as expressly permitted by this
Agreement) is properly and safely stored and insured, and
kept free from Security Interests (other than Permitted
Liens);
(c) be permitted, if no Default has occurred and is continuing, to install any Part on an aircraft operated by Lessee,
provided that Clause 8.11(d) would be complied with in
respect of such Part if it were an Engine; and
(d) promptly procure the replacement of any Part which has
become time-, cycle- or calendar-expired, lost, stolen,
seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with a part complying with paragraph (a) above.
8.13 POOLING OF ENGINES AND PARTS:  Lessee will not enter into nor permit any pooling agreement or arrangement in respect
of any Engine or Part without the prior written consent of
Lessor.
8.14 EQUIPMENT CHANGES:
(a) Lessee will not make any modification or addition to the Aircraft (each an "Equipment Change"), except for an
Equipment Change which:
(i) is expressly permitted by this Agreement;
(ii) has the prior written approval of Lessor and does not diminish or impair the value, utility, condition, or airworthiness of the Aircraft; or
(iii) represents an addition to, and does not diminish
the value, utility, condition or airworthiness of, the
Aircraft, can be removed without causing damage to or
diminishing the condition, airworthiness or value and
utility of the Aircraft and will be so removed at
Lessor's request on redelivery.
In addition to the foregoing, Lessee will not make any
Equipment Change that may adversely affect its ability to
comply with Year 2000 Compliance (as defined in Section
17.1(c) hereof) in relation to the Aircraft or any Part.
(b) So long as no Default has occurred and is continuing,
Lessee may remove any Equipment Change if it can be removed
from the Aircraft without diminishing or impairing the
value, utility, condition or airworthiness of the Aircraft.
8.15 TITLE ON AN EQUIPMENT CHANGE:
(a) Title to all Parts installed on the Aircraft (whether by way of replacement, as the result of an Equipment Change or otherwise) will on installation, without further act, vest in Owner subject to this Agreement, free and clear of all
Security Interests (other than Permitted Liens).  Lessee
will at its own expense take all such steps and execute,
and procure the execution of, all such instruments as
Lessor may require and which are necessary to ensure that
title so passes to Owner according to all applicable Laws.
At any time when requested by Lessor, Lessee will provide
evidence to Lessor's satisfaction (including the provision,
if required, to Lessor of bills of sale and one or more
legal opinions) that title has so passed to Owner.
(b) Lessor may require Lessee to remove any Equipment Change on the Expiry Date and to restore the Aircraft to its condition prior to that Equipment Change.
(c) Any Engine or Part at any time removed from the Aircraft will remain the property of Owner until a replacement has
been effected in accordance with this Agreement and until
title in that replacement has passed, according to
applicable Laws, to Owner subject to this Agreement, free
of all Security Interests (other than Permitted Liens),
whereupon title to the replaced Engine or Part, will,
provided no Default has occurred and is continuing, pass to
Lessee.
9. INSURANCE
9.1 INSURANCES: Lessee will maintain the Insurances in full
force during the Term, and thereafter as expressly required
in this Agreement, through such brokers and with such
insurers and having such deductibles and subject to such exclusions as may be approved by Lessor from time to time. Insurances shall in any event meet the requirements set forth in Schedule 7, which may be amended from time to time
by Lessor so that the scope and level of cover is
maintained in line with best industry practice and the
interests of Lessor and each Indemnitee are prudently
protected.
9.2 CHANGE: If at any time Lessor wishes to revoke its approval of any insurer, reinsurer, insurance or reinsurance, Lessor
and/or its brokers will consult with Lessee and Lessee's
brokers (as for the time being approved by Lessor)
regarding whether that approval should be revoked to
protect the interests of the parties insured. If, following
such consultation, Lessor considers that any change should
be made (and provides a reasonable written explanation to
Lessee for such change), Lessee will then arrange or
procure the arrangement of alternative cover satisfactory
to Lessor.
9.3 INSURANCE UNDERTAKINGS AND INFORMATION: Lessee will:
(a) comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission which:
(i) invalidates or may invalidate the Insurances; or
(ii) renders or may render void or voidable the whole or
any part of any of the Insurances; or
(iii) brings any particular liability within the scope
of an exclusion or exception to the Insurances;
(b) not take out without the prior written approval of Lessor any insurance or reinsurance in respect of the Aircraft
other than those required under this Agreement unless
relating solely to hull total loss, business interruption,
profit commission and deductible risk;
(c) commence renewal procedures at least 30 days prior to
expiry of any of the Insurances and provide to Lessor:
(i) if requested by Lessor, a written status report of
renewal negotiation 14 days prior to each expiry date;
(ii) telecopy confirmation of completion of renewal prior
to each expiry date;
(iii) certificates of insurance (and where appropriate certificates of reinsurance), and broker's (and any reinsurance brokers') letter of undertaking in a form
acceptable to Lessor in English, detailing the
coverage and confirming the insurers' (and any
reinsurers') agreement to the specified insurance
requirements of this Agreement within 7 days after
each renewal date;
(d) on request, provide copies to Lessor of documents or other information evidencing the Insurances; and
(e) provide any other insurance and reinsurance related information, or assistance, in respect of the Insurances as
Lessor may reasonably require.
9.4 FAILURE TO INSURE: If Lessee fails to maintain the
Insurances in compliance with this Agreement, each of the Indemnitees will be entitled but not bound (without prejudice to any other rights of Lessor under this
Agreement):
(a) to pay the premiums due or to effect and maintain
insurances satisfactory to it or otherwise remedy Lessee's
failure in such manner (including, without limitation to
effect and maintain an "owner's interest" policy) as it
considers appropriate. Any sums so expended by it will
become immediately due and payable by Lessee to Lessor on
an After-Tax Basis together with interest thereon at the
Interest Rate, from the date of expenditure by it up to the
date of reimbursement by Lessee; and
(b) at any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its satisfaction.
9.5 CONTINUING INDEMNITY: Lessee shall effect and maintain insurance after the Expiry Date with respect to its liability under the indemnity in Clause 10 for 2 years, and
such insurance shall name each Indemnitee as an additional
insured.
10. INDEMNITY
10.1 GENERAL: Lessee agrees to defend, indemnify and hold harmless the Indemnitees on demand from and against any and all Losses (regardless of when the same are made or
incurred):
(a) which may at any time be suffered or incurred directly or indirectly as a result of or connected with the possession, delivery, performance, management, ownership, registration, control, maintenance, condition, service, repair, overhaul, leasing, use, operation or redelivery of the Aircraft, any
Engine or Part (either in the air or on the ground), or the occurrence of any Default, whether or not the Losses may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing or use or otherwise, and regardless of when the same arise or whether they arise out of or are attributable to any act or omission of any
Indemnitee; or
(b) which arise out of any act or omission which invalidates or which renders voidable any of the Insurances; or
(c) which may at any time be suffered or incurred as a
consequence of any design, article or material in the
Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right, or a breach
of any obligation of confidentiality owed to any person in
respect of any of the matters referred to in this paragraph
(c);
but excluding any Losses in relation to a particular
Indemnitee to the extent that such Losses (i) are covered
pursuant to another indemnity provision of this Agreement
or (ii) arise solely as a result of the gross negligence or
wilful misconduct of that Indemnitee or (iii) arise solely
as a result of Lessor Taxes or a Lessor Lien or (iv) arise
from events occurring after re-delivery of the Aircraft in accordance with the provisions hereof unless such Losses result from or arise out of an act or omission by Lessee,
or (v) arise solely as a result of a breach by Lessor of
its representations and warranties contained in Schedule 2,
Clause 13 or as a result of the failure by Lessor to
perform any warranties contained in Schedule 2, Clause 13
or as a result of the failure by Lessor to perform any of
its obligations under this Agreement (but excluding any
such failure which results from any Default), or (vi) have
been expressly agreed for payment by an Indemnitee, or
(vii) relate to any Taxes (without prejudice to Lessor's
rights under any other indemnity provisions of this
Agreement), or (viii) arise solely as a result of any sale, assignment, transfer or other disposition (whether voluntary or involuntary) by such Indemnitee of the
Aircraft or any interest therein, unless such sale,
transfer or other disposition has resulted from or occurred following an Event of Default. For purposes of the foregoing provision, "gross negligence" means, in relation
to an Indemnitee, any intentional or conscious action or
decision of such Indemnitee which is taken with reckless
disregard for the consequences of such action or decision.
10.2 DURATION: The indemnities contained in this Agreement will continue in full force following the Expiry Date notwithstanding any breach or repudiation by Lessor or
Lessee of this Agreement or any termination of the leasing
of the Aircraft hereunder.
10.3 SUBROGATION: Upon payment in full to an Indemnitee of any demand for indemnification under Clause 10.1, Lessee shall be subrogated to all rights and remedies capable of
subrogation which any Indemnitee may have against the
Manufacturer of the Aircraft, its subcontractors and  any
other Person as to any Losses in  respect of which payment
has been made, to the extent, in each case, that such
Indemnitee shall not have exhausted or divested itself of
such rights and remedies, and without warranty as to the enforceability of such rights and subject to the following provisions:
(a)	such Indemnitee shall assist Lessee, at Lessee's sole
cost and expense, in any manner reasonably requested
by Lessee for the purpose of enforcing and obtaining
the rights and benefits intended to be conferred by
this Clause 10.3 upon Lessee;
(b)	Lessee shall notify Lessor in writing of its intention
to institute or file any claim or proceeding (a
"Subrogated Claim") not less than five (5) Business
Days prior to the proposed date of instituting or
filing such Subrogated Claim;
(c)	Lessee shall keep Lessor fully informed of any
Subrogated Claim by Lessee, shall consult with Lessor
regarding the conduct of such Subrogated Claim;
(d)	Lessor shall be entitled to prohibit conduct of a
Subrogated Claim by Lessee if the nature of the
Subrogated Claim (or any related circumstances) is
such that Lessor or any Indemnitee reasonably
considers that its reputation may be damaged by such
Subrogated Claim or be Lessee conducting such
Subrogated Claim, or (on any other reasonable grounds)
Lessor or such Indemnitee determines that it is
prudent for such Subrogated Claim to be conducted by
Lessor or such Indemnitee itself;
(e)	Lessor shall be entitled, upon consultation with and
prior written notice to Lessee, to terminate Lessor's
conduct of Subrogated Claim where an act, delay or
omission of Lessee indicates that the interests of any
Indemnitee may be materially adversely prejudiced by
Lessee's continued conduct thereof;
(f)	the assertion of all such Subrogated Claims herein
shall comply in all respects with the terms and
provisions of the Insurances.
11. EVENTS OF LOSS
11.1 EVENTS OF LOSS:
(a) If an Event of Loss occurs prior to Delivery, this
Agreement will immediately terminate and except as
expressly stated in this Agreement neither party will have
any further obligation or liability under this Agreement
other than pursuant to Clause 5.19 except that Lessor will
return the Deposit to Lessee, including any interest earned thereon and will return to Lessee or cancel the Letter of
Credit.
(b) If an Event of Loss occurs after Delivery, Lessee will pay the Agreed Value to Lessor on or prior to the earlier of
(i) 45 days after the Event of Loss and (ii) the date of
receipt of insurance proceeds in respect of that Event of
Loss.
(c) Subject to the rights of any insurers and reinsurers or
other third party, upon irrevocable payment in full to
Lessor of the Agreed Value and all other amounts which may
be or become payable to Lessor under this Agreement, Lessor
will without recourse or warranty (except as to freedom
from Lessor's Liens) procure that Owner transfers to Lessee
all of Owner's rights to the Aircraft and to any Engines
and Parts not installed when the Event of Loss occurs but
which are covered under the Agreed Value, on an as-is
where-is basis, and procure that Owner will at Lessee's
expense, execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) such
transfer, free and clear of all rights of Lessor and Owner
and Lessor Liens.  Lessee shall indemnify on an After-Tax
Basis Lessor and Owner for all fees, expenses and Taxes
incurred by Lessor or Owner in connection with any such
transfer.
(d) Upon the occurrence of an Engine Event of Loss in respect of an Engine, Lessee shall give Lessor prompt written
notice thereof and shall, within 60 days after such
occurrence, convey to Lessor, as replacement for such
Engine, title to a Replacement Engine.  Each Replacement
Engine shall be free of all Security Interests (except
Permitted Liens) and shall be in as good operating
condition as the Engine being replaced (assuming that the
Engine being replaced was in the condition and repair
required by this Agreement immediately prior to the Engine
Event of Loss). Lessee shall have full details of such
Replacement Engine's source and maintenance records.  Upon
full compliance by Lessee with the terms of this Clause
11.1(d), Lessor will transfer to Lessee title to the Engine
which suffered the Engine Event of Loss.  Prior to or at
the time of any such conveyance, Lessee, at its own
expense, will promptly:
(i) furnish Lessor with a full warranty bill of sale, in
form and substance reasonably satisfactory to Lessor,
with respect to such Replacement Engine;
(ii) duly execute a lease supplement (in form and substance satisfactory to Lessor) subjecting such Replacement
Engine to this Agreement, and cause it to be recorded
pursuant to applicable Law;
(iii) furnish Lessor with such evidence of title to
such Replacement Engine as Lessor may reasonably
request;
(iv) furnish Lessor with an opinion of Lessee's counsel to
the effect that title to such Replacement Engine has
been duly conveyed to Lessor, free and clear of all
Security Interests, and that such Replacement Engine
is duly leased hereunder;
(v) furnish a certificate signed by a duly authorized
financial officer or executive of Lessee certifying
that, upon consummation of such replacement, no Event
of Default will have occurred or be continuing;
(vi) furnish Lessor with such documents as Lessor may
reasonably request in connection with the consummation
of the transactions contemplated by this Clause
11.1(d), in each case in form and substance
satisfactory to Lessor; and
(vii) furnish such financing statements incorporating
the Replacement Engine as may be reasonably requested
by Lessor.
11.2 REQUISITION: During any requisition for use or hire of the Aircraft, any Engine or Part which does not constitute an
Event of Loss:
(a) the Rent and other charges payable under this Agreement
will not be suspended or abated either in whole or in part,
and Lessee will not be released from any of its other
obligations under the Agreement (other than operational obligations with which Lessee is unable to comply solely by virtue of the requisition); and
(b) so long as no Default has occurred and is continuing,
Lessee will be entitled to any hire paid by the
requisitioning authority in respect of the Term. Lessee
will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement. Lessor will be
entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor will apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such
change, but, if any Default has occurred and is continuing,
Lessor may apply the compensation or hire in or towards
settlement of any amounts owing by Lessee under this
Agreement.
12. RETURN OF AIRCRAFT
12.1 RETURN: On the Expiry Date or redelivery of the Aircraft pursuant to Clause 13.2 or termination of the leasing of the Aircraft under this Agreement, Lessee will, unless (i)
the Aircraft is not then in possession of Lessee as a
result of a breach by Lessor of its obligations under
Clause 7.1 of this Agreement (provided however that Lessee
shall not be excused in such event from (x) complying with
the conditions set forth in Schedule 6 and (y) ensuring
that the Aircraft is in a condition qualifying for
immediate certification of airworthiness by the FAA) or
(ii) an Event of Loss has occurred, redeliver the Aircraft
and Aircraft Documents at Lessee's expense to Lessor at the Redelivery Location, in accordance with the procedures and in compliance with the conditions set forth in Schedule 6,
free and clear of all Security Interests (other than Lessor
Liens) and in a condition qualifying for immediate
certification of airworthiness by the FAA or as otherwise
agreed by Lessor and Lessee.  If requested by Lessor,
Lessee shall thereupon cause the Aircraft to be
deregistered by the Air Authority.
12.2 NON-COMPLIANCE: Unless Lessor and Lessee otherwise mutually agree, if at the time of Final Inspection Lessee has not fully complied with any of its obligations under this
Agreement (including without limitation the Return
Conditions), or Lessee fails to make the Aircraft available
to Lessor on a timely basis for inspection and redelivery
pursuant to Clause 12.1 and Schedule 6 (whether such
failure is due to any act or omission of Lessee or any
other circumstance whatsoever), the Term shall be extended
until the time when the Aircraft has been redelivered to
Lessor in full compliance with this Agreement, for the sole purpose of enabling such non-compliance or failure to be promptly rectified, and during such extension period:
(a) Lessee shall not use the Aircraft in flight operations;
(b) all Lessee's obligations and covenants under this Agreement will remain in full force until Lessee so redelivers the
Aircraft, and
(c) Lessee shall pay Rent to Lessor at a rate per month equal to the monthly Rent specified in Clause 5.3 plus 50 per
cent, calculated on per diem basis.
Any such extension shall not prejudice Lessor's right to
treat such non-compliance or failure as an Event of Default
at any time, and to enforce such rights and remedies as may
be available to Lessor in respect thereof under the terms
of this Agreement or applicable Law. Without limiting the generality of the foregoing, Lessee's Rent obligation under paragraph (c) above shall be without prejudice to Lessor's rights to cancel the letting of the Aircraft and to recover damages for the breach of this Agreement pursuant to Clause
13.2.
Lessor may elect (either on first tender of the Aircraft by
Lessee or at any time during the said extension period) to
accept redelivery of the Aircraft notwithstanding non-
compliance with Clause 12.1 or the Return Conditions, in
which case Lessee will indemnify Lessor, and provide cash
to Lessor (in an amount reasonably satisfactory to Lessor)
as security for that indemnity, in respect of the cost to
Lessor of putting the Aircraft into the condition required
by this Agreement.
12.3 REDELIVERY: Upon redelivery Lessee will provide to Lessor, upon Lessor's request, all documents necessary to export the Aircraft from the Habitual Base (including, without limitation, a valid and subsisting export license for the Aircraft) and required in relation to the deregistration of the Aircraft with the Air Authority.
12.4 ACKNOWLEDGMENT: Provided Lessee has complied with its obligations under Clause 12 and Schedule 6 of this
Agreement, following redelivery of the Aircraft by Lessee
to Lessor at the Redelivery Location, Lessor will deliver
to Lessee an acknowledgment confirming that Lessee has
redelivered the Aircraft to Lessor in accordance with this Agreement, which acknowledgement shall be without prejudice to Lessor's accrued and continuing rights under this
Agreement.
13. DEFAULT
13.1 EVENTS: The occurrence of the Events of Default will constitute a repudiation (but not a termination) of this
Agreement by Lessee (whether any such event or condition is voluntary or involuntary or occurs by operation of law or pursuant to or in compliance with any judgment, decree or
order of any court or any order, rule or regulation of any Government Entity). Lessee acknowledges that the occurrence of any Event of Default would represent a
material default in the performance of its obligations
under this Agreement.
13.2 RIGHTS AND REMEDIES: If an Event of Default occurs and is continuing, Lessor may at its option (and without prejudice to any of its other rights under this Agreement), at any
time thereafter (without notice to Lessee except as
required under applicable Law):
(a) by notice to Lessee and with immediate effect on dispatch of such notice cancel the letting of the Aircraft (but
without prejudice to the continuing obligations of Lessee
under this Agreement), whereupon all rights of Lessee under
this Agreement shall cease; and/or
(b) proceed by appropriate court action or actions to enforce performance of this Agreement, including, without limitation, the payment of all Rent and all other amounts
payable to Lessor or any Indemnitee pursuant to the terms
hereof; and/or
(c) proceed by appropriate court action or actions to recover damages for the breach of this Agreement which shall include, without limitation:
(i) all Rent and other amounts which are or become due and
payable hereunder prior to the earlier to occur of the
date Lessor sells or re-leases the Aircraft or
receives payment of the amount calculated pursuant to
clause (ii) below;
(ii) an amount equaling the aggregate Rent for the
remainder of the Term (determined without reference to
any right of Lessor to cancel the leasing of the
Aircraft, whether or not such right is exercised),
discounted periodically (equal to installment
frequency) to present worth at the Discount Rate to
the date of payment by Lessee to Lessor, less the
amount, if any, of the Mitigation Credit (calculated
as provided below in Clause 13.4);
(iii) all costs and other incidental damages associated
with Lessor's exercise of its remedies hereunder or
otherwise incurred by Lessor as a result of an Event
of Default, including, but not limited to,
repossession costs, legal fees, Aircraft storage,
maintenance and insurance costs, Aircraft re-lease or
sale costs (including, in the case of a re-lease, any
costs incurred to transition the Aircraft to the next
operator's maintenance program) and Lessor's internal
costs and expenses (including the cost of personnel
time calculated based upon the compensation paid to
the individuals involved on an annual basis and a
general Lessor overhead allocation), all such costs
and incidental damages being referred to herein
collectively as "Enforcement and Remarketing Costs";
(iv) any loss, premium, penalty or expense which may be
incurred in repaying funds raised to finance the
Aircraft or in unwinding any financial instrument
relating in whole or in part to Lessor's financing of
the Aircraft, all such amounts being referred to
herein collectively as "Unwind Expenses";
(v) any loss, cost, expense or liability, or damage to
Lessor's residual interest in the Aircraft, sustained
by Lessor due to Lessee's failure to maintain the
Aircraft in accordance with the terms of this
Agreement or Lessee's failure to redeliver the
Aircraft in the condition required by this Agreement,
all such amounts being referred to herein collectively
as "Aircraft Condition Damages"; and
(vi) such additional amount, if any, as may be necessary to
place Lessor in the same economic position, on an
After-Tax Basis, as Lessor would have been in if
Lessee had timely performed each of its obligations
under this Agreement; and/or
(d) either:
(i) enter upon the premises where all or any part of the
Aircraft is located and take immediate possession of
and, at Lessor's sole option, remove the same (and/or
any engine which is not an Engine but which is
installed on the Airframe, subject to the rights of
the owner, lessor or secured party thereof), all
without liability accruing to Lessor for or by reason
of such entry or taking of possession whether for the
restoration of damage to property, conversion or
otherwise, caused by such entry or taking, except
damages caused by gross negligence or willful
misconduct; or
(ii) by delivering notice to Lessee, require Lessee to
redeliver the Aircraft to Lessor at Shannon
International Airport, Ireland (or such other location
as Lessor may require) on the date specified in such
notice and in all respects in the condition required
by this Agreement upon the Return Occasion (it being
understood that Lessee shall not delay any such return
for the purpose of placing the Aircraft in such
condition, but shall nevertheless be liable to Lessor
for the failure of the Aircraft to be in such
condition); and/or
(e) sell at private or public sale, as Lessor may determine, or hold, use, operate or lease to others the Aircraft as
Lessor in its sole discretion may determine, all free and
clear of any rights of Lessee; and/or
(f) by written notice to Lessee specifying a payment date
(which shall be a date not earlier than five (5) Business
Days following the date of such notice), Lessor may demand
that Lessee pay to Lessor, and Lessee shall pay to Lessor
on the payment date specified in such notice (in lieu of
the Rent due for the period commencing after the date
specified for payment in such notice) the sum of the
following amounts:
(i) all Rent and other amounts which are or are expected
to become due and payable hereunder prior to the
payment date specified by Lessor;
(ii) an amount equaling the aggregate Rent for the
remainder of the Term (determined without reference to
any right of Lessor to cancel the leasing of the
Aircraft, whether or not such right is exercised),
discounted periodically (equal to installment
frequency) to present worth at the Discount Rate to
the payment date specified by Lessee to Lessor, less
the amount, if any, of the Mitigation Credit
(calculated as provided in Clause 13.4 below);
(iii) an amount equaling Lessor's reasonably
anticipated Enforcement and Remarketing Costs, Unwind
Expenses and Aircraft Condition Damages; and
(iv) such additional amount, if any, as may be necessary to
place Lessor in the same economic position, on an
After-Tax Basis, as Lessor would have been in if
Lessee had timely performed each of its obligations
under this Agreement;
it being understood that, to the extent that any of the
foregoing amounts represents an estimate by Lessor of
losses, damages, costs or expenses which Lessor expects to
incur, (a) Lessor shall adjust the amount thereof as needed
to reflect the actual amount of such losses, damages, costs
or expenses incurred by Lessor when substantially all of
such amounts become known to Lessor, but Lessee shall
nevertheless be obligated to pay the amount demanded by
Lessor (subject to such subsequent adjustment), and (b) notwithstanding the amount specified in such demand, Lessor shall be entitled to claim such other (and greater) amount
in any action against Lessee hereunder; and/or
(g) by written notice to Lessee specifying a payment date
(which shall be a date not earlier than five (5) Business
Days following the date of such notice), Lessor may demand
that Lessee pay to Lessor, and Lessee shall pay to Lessor
on the payment date specified in such notice (in lieu of
the Rent due for the period commencing after the date
specified for payment in such notice), any unpaid Rent for
the Aircraft and other amounts payable under this Agreement (prorated in the case of Rent on a daily basis) to and including the payment date specified in such notice, plus
an amount equaling the aggregate Rent for the remainder of
the Term, discounted periodically (equal to installment
frequency) to present worth at the Discount Rate, it being understood that upon payment of such amount, Lessee shall be deemed to have cured the then pending Event of Default,
and in the absence of a further Event of Default, Lessee
shall be entitled to retain possession of the Aircraft for
the remainder of the Term; and/or;
(h) draw upon the Security Deposit and apply such amounts to amounts owing to Lessor hereunder.
In addition to the foregoing, Lessor shall be entitled to
exercise such other rights and remedies as may be available
under applicable Law and Lessee shall be liable on an
After-Tax Basis for, and shall pay Lessor on demand:  (i)
interest on all unpaid amounts at the Interest Rate, from
the due date until the date of payment in full; (ii) all reasonable legal fees and other reasonable costs and expenses incurred by Lessor by reason of the occurrence of
any Event of Default or the exercise of Lessor's remedies
with respect thereto; and (iii) all reasonable expenses, disbursements, costs and fees incurred in (A) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing the Aircraft, the Airframe, any Engine or Part to the condition required by Clause 12 hereof and
(B) preparing the Aircraft, the Airframe, an Engine or Part
for sale or lease, advertising the sale or lease of the
Aircraft, the Airframe, an Engine or Part and selling or releasing the Aircraft, the Airframe, an Engine or Part.
Lessor is hereby authorized and instructed, but shall have
no obligation, to make any expenditures which Lessor, in
its sole discretion, considers advisable to repair and
restore the Aircraft, the Airframe, an Engine or Part to
the condition required by Clause 12 hereof (it being
understood that Lessee shall be liable for all such
expenditures).
Lessee hereby agrees that, in the event of the return to or repossession by Lessor of the Aircraft, the Airframe, an
Engine or Part, any rights in any warranty (express or
implied) previously assigned to Lessee or otherwise held by
Lessee shall without further act, notice or writing be
assigned or reassigned to Lessor, if assignable.
No remedy referred to in this Clause 13 is intended to be exclusive, but, to the extent permissible hereunder or under applicable Law, each shall be cumulative and in
addition to any other remedy referred to above or otherwise available to Lessor at Law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of
such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies;
provided, however, that nothing in this Clause 13 shall be construed to permit Lessor to obtain a duplicate recovery of any element of damages to which Lessor is entitled.  No
express or implied waiver by Lessor of any Default or Event
of Default shall in any way be, or be construed to be, a
waiver of any future or subsequent Default or Event of
Default.
13.3 POWER OF ATTORNEY:   Lessee hereby appoints Lessor as the
attorney-in-fact of Lessee, with full authority in the
place and stead of Lessee and in the name of Lessee or
otherwise, for the purpose of carrying out the provisions
of this Agreement and taking any action and executing any instrument that Lessor may deem necessary or advisable to accomplish the purposes hereof; provided, however, that
Lessor may only take action or execute instruments under
this Clause 13 after an Event of Default has occurred and
is continuing.  Lessee hereby declares that the foregoing
powers are granted for valuable consideration, constitute
powers granted as security for the performance of the
obligations of Lessee hereunder and are coupled with an
interest and shall be irrevocable. Without limiting the generality of the foregoing or any other rights of Lessor under this Agreement, upon the occurrence and during the continuation of an Event of Default, Lessor shall have the sole and exclusive right and power to (i) settle,
compromise, compound, adjust or defend any actions, suits
or proceedings relating to or pertaining to the Aircraft,
Airframe or any Engine, or this Agreement and (ii) make
proof of loss, appear in and prosecute any action arising
from any policy or policies of insurance maintained
pursuant to this Agreement, and settle, adjust or
compromise any claims for loss, damage or destruction
under, or take any other action in respect of, any such
policy or policies.
13.4 MITIGATION CREDIT: Lessee shall be entitled to have a Mitigation Credit deducted from any recovery by Lessor from
Lessee of Rent for the unexpired portion of the Term. Such Mitigation Credit shall be in one of the following amounts, with Lessor to select the amount which in its reasonable
judgment will place Lessor in the same economic position,
on an After-Tax Basis, as Lessor would have been in if
Lessee had timely performed each of its obligations under
this Agreement:
(a) in the event that Lessor has re-let the Aircraft on terms (other than rental payment terms) which, taken as a whole,
Lessor regards as being substantially similar to the terms
of this Agreement, an amount equaling the aggregate basic
rental payments to become due for the period coinciding
with the remainder of the Term (determined without
reference to any right of Lessor to cancel the leasing of
the Aircraft, whether or not such right is exercised),
discounted periodically (equal to installment frequency) to present worth at the Discount Rate to the date of payment by Lessee; or
(b) in the event that Lessor has not re-let the Aircraft or has re-let the Aircraft on terms (other than rental payment terms) which, taken as a whole, Lessor does not regard as
being substantially similar to the terms of this Agreement,
an amount equaling the fair market rental value (determined pursuant to the Appraisal Procedure) of the Aircraft for the period commencing with the date that Lessor reasonably anticipates that the Aircraft could be re-let at such rental rate and ending with the date that the Term was
scheduled to expire (determined without reference to any
right of Lessor to cancel the leasing of the Aircraft,
whether or not such right is exercised), discounted
periodically (equal to installment frequency) to present
worth at the Discount Rate to the date of payment by
Lessee; or
(c) in the event that Lessor has not recovered possession of the Aircraft, or Lessor has recovered possession of the
Aircraft but Lessee's breach of this Agreement has resulted
in a reduction in the volume of Lessor's business, the
amount of expense, if any, avoided by Lessor as a result of
being relieved of its obligations to Lessee under this
Agreement prior to the date that the Term was scheduled to
expire (determined without reference to any right of Lessor
to cancel the leasing of the Aircraft, whether or not such
right is exercised).
14. ASSIGNMENT
14.1 LESSEE: LESSEE WILL NOT ASSIGN, TRANSFER (VOLUNTARILY OR INVOLUNTARILY, BY OPERATION OF LAW OR OTHERWISE) OR CREATE
OR PERMIT TO EXIST ANY SECURITY INTEREST OVER, ANY OF ITS
RIGHTS UNDER THIS AGREEMENT WITHOUT THE PRIOR WRITTEN
CONSENT OF LESSOR, SUCH CONSENT NOT TO BE UNREASONABLY
WITHHELD IN THE CASE OF ASSIGNMENTS OR TRANSFERS BY MERGER.
14.2 ASSIGNMENT BY LESSOR: Lessee agrees that Lessor may at any time during the Term assign its rights under this
Agreement.  Notwithstanding any such assignment, Lessor
will remain entitled to the benefit of each indemnity and
the liability insurances effected under this Agreement. At Lessor's sole cost and expense, Lessee will promptly execute all documents reasonably requested by Lessor to
effect, perfect, record or implement any such assignment,
and will promptly comply with any other reasonable requests
of Lessor, its successors and assigns in respect of any
such assignment.
14.3 TRANSFER BY LESSOR: Lessee agrees that Lessor may at any time during the Term transfer by way of novation its rights
and obligations under this Agreement, and upon completion
of any such novation (including the assumption by the
transferee of all of Lessor's remaining obligations under
this Agreement) Lessor will be released from and will have
no further obligation under this Agreement.  At Lessor's
sole cost and expense, Lessee will promptly execute all
documents reasonably requested by Lessor to effect,
perfect, record or implement any such novation, and will
promptly comply with any other reasonable requests of
Lessor, its successors and assigns in respect of any such novation. Lessor shall pay all costs and expenses of Lessee (including reasonable legal fees and expenses) in connection with any sale, assignment or transfer by Lessor,
other than a sale, assignment or transfer to Lessee or
unless such sale, assignment or transfer has resulted from
or occurs following an Event of Default.
14.4 CONDITIONS OF RIGHTS OF ASSIGNMENT AND TRANSFER: Lessor's rights of assignment, transfer, sale, encumbrance or other disposition as set forth in this Clause 14 above are subject to compliance with the following conditions:
(a) prior to such assignment, transfer, sale, encumbrance or other disposition becoming effective, Lessor will procure
that the assignee (including any security assignee) or
transferee or any new owner of the Aircraft (save where
such new owner is also the "Lessor" hereunder) or any new
holder of a mortgage over the Aircraft or (where lessor as transferor is not the original Lessor hereunder or an affiliate thereof) any holder of any interest in the
Aircraft (by way of security or otherwise), as the case may
be, shall execute and deliver to Lessee a letter of quiet enjoyment in respect to Lessee's use and possession of the Aircraft substantially in the form set forth in Schedule 14 hereto;
(b) Lessee shall, immediately after such assignment, transfer, sale, encumbrance or other disposition not be liable to pay any Person, including any new owner of the Aircraft, for
any greater amount hereunder than that which it would have
been obliged to pay under this Agreement if no such
assignment, transfer, sale, encumbrance or other
disposition had taken place;
(c) such assignment, transfer, sale, encumbrance or other disposition shall not alter the terms and conditions of this Agreement as they define Lessee's rights and
obligations without the prior consent of Lessee; provided, however, that such consent shall not be withheld or required where Lessee's obligations are not increased as a
result thereof;
(d) in connection with any proposed assignment, transfer, sale, encumbrance or other disposition, Lessor will provide to
Lessee such financial and other relevant information
available to it and not subject to any agreement with
respect to confidentiality in respect of the proposed
transferee (and, as appropriate, the entity which supports
the proposed transferee) within a reasonable period prior
to the effectiveness of such transfer as Lessee may
reasonably request; and
(e) Lessor shall not effect such assignment, transfer, sale, encumbrance or other disposition to any proposed transferee which is or shares common owners with a certified air
carrier which operates a commercial airline business.
15. ILLEGALITY
If it is or becomes unlawful in any jurisdiction for Lessor
to give effect to any of its obligations as contemplated by
this Agreement or to continue this Agreement, the parties
hereto shall use their best efforts to modify or amend this Agreement so as to render it valid, legal and enforceable.
In the event that it is not reasonably possible to so
modify or amend this Agreement within a reasonable time
period, Lessor may by notice in writing to Lessee terminate
the leasing of the Aircraft under this Agreement, such
termination to take effect on the latest date (the
"Effective Date") on which Lessor may continue such leasing
and such obligations without being in breach of applicable
laws or regulations, and Lessee will forthwith redeliver
the Aircraft to Lessor in accordance with Clause 12.
Without prejudice to the foregoing, Lessor will consult in
good faith with Lessee up to the Effective Date as to any
steps which may be taken (at no cost to Lessor) to
restructure the transaction to avoid such unlawfulness, but
will be under no obligation to take any such steps.
16. MISCELLANEOUS
16.1 WAIVERS, REMEDIES CUMULATIVE: The rights of Lessor under this Agreement may be exercised as often as necessary, are cumulative and not exclusive of its rights under any Law;
and may be waived only in writing and specifically.  Delay
by Lessor in exercising, or non-exercise of, any such right
will not constitute a waiver of that right.
16.2 DELEGATION: Lessor may delegate to any Person all or any of the rights, powers or discretions vested in it by this
Agreement and any such delegation may be made upon such
terms and conditions and subject to such regulations
(including power to sub-delegate) as Lessor in its absolute
discretion thinks fit.
16.3 SEVERABILITY:  Without prejudice to Clause 15 and paragraph
(k) of Schedule 9, if a provision of this Agreement is or
becomes illegal, invalid or unenforceable in any
jurisdiction, that will not affect:
(a) the legality, validity or enforceability in that
jurisdiction of any other provision of this Agreement; or
(b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this
Agreement.
16.4 REMEDY:  If Lessee fails to comply with any provision of this Agreement, Lessor may, without being in any way
obliged to do so or responsible for so doing and without
prejudice to the ability of Lessor to treat such non-
compliance as a Default, effect compliance on behalf of
Lessee, whereupon Lessee shall become liable to reimburse
Lessor on an After-Tax Basis immediately any sums expended
by Lessor together with all costs and expenses (including
legal costs) in connection therewith.
16.5 TIME OF ESSENCE: The time stipulated in this Agreement for all payments payable by Lessee to Lessor and the prompt, punctual performance of Lessee's other obligations under
this Agreement are of the essence of this Agreement.
16.6 NOTICES: All notices under, or in connection with, this Agreement will, unless otherwise stated, be given in writing by letter, or facsimile. Any such notice is deemed effectively to be given as follows:
(i) if by letter, on the earlier of the date when
delivered and the 7th day after dispatch;  and
(ii) if by facsimile, when transmitted and full
transmission has been separately notified by telephone
by the transmitting party.
The addresses and facsimile and telephone numbers of Lessee
and Lessor are as follows:
Lessee:
Address:	7000 Squibb Road, 3rd Floor
	Mission, Kansas 66202
Attn:	Vice President Finance and CFO
Facsimile:	(913) 789-1351
Telephone:	(913) 789-1769
with a copy to:
Address:	7000 Squibb Road, 3rd Floor
	Mission, Kansas  66202
Attn:	Vice President and General Counsel
Facsimile:	(913) 789-1351
Telephone:	(913) 789-1713
Lessor:
Address:	Lee Farm Corporate Park
 	83 Wooster Heights Road
	Danbury, CT  06810
Attn:	Contracts
Facsimile:	(203) 830-4764
Telephone:	(203) 830-4760
With a copy to:	GE Capital Aviation Services, Inc.
	201 High Ridge Road
	Stamford, CT  06927-4900
Attn:	Senior Vice President - Portfolio
and Risk Management
Facsimile:	(203) 357-4585
Telephone:	(203) 357-3776
16.7 GOVERNING LAW AND JURISDICTION:
(a) THIS AGREEMENT IN ALL RESPECTS SHALL BE GOVERNED AND
CONSTRUED IN ACCORDANCE WITH THE GOVERNING LAW (INCLUDING
WITHOUT LIMITATION MATTERS OF FORMATION, CONSTRUCTION,
VALIDITY AND PERFORMANCE BUT EXCLUDING CONFLICTS OF LAW
PRINCIPLES).
(b) For the benefit of Lessor, Lessee agrees that the courts of the United States District Court for the Southern District of New York and any New York state court sitting in the City of New York, New York are to have nonexclusive jurisdiction to settle any disputes arising out of or relating to this Agreement and submits itself and its property to the nonexclusive jurisdiction of the foregoing courts with respect to such disputes.
(c) Without prejudice to any other mode of service, Lessee:
(i) appoints Corporation Services Company, 80 State
Street, Albany, New York 12207-2543 as its agent for service of process relating to any proceedings before the New York courts in connection with this Agreement and agrees to maintain the process agent in New York notified to Lessor;
(ii) agrees that failure by a process agent to notify
Lessee of the process shall not invalidate the proceedings concerned; and
(iii) consents to the service of process relating to any such proceedings by prepaid mailing of a copy of the process to Lessee's agent at the address identified in paragraph (i) or by prepaid mailing by air mail, certified or registered mail of a copy of the process to Lessee at the address set forth in Clause 16.7.
(d) Lessee:
(i) waives to the fullest extent permitted by Law any objection which Lessee may now or hereafter have to the courts referred to in Clause 16.7(b) above on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement;
(ii) waives to the fullest extent permitted by Law any objection which Lessee may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the courts referred to in Clause 16.7(b); and
(iii) agrees that a judgment or order of any court referred to in Clause 16.7(b) in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.
(e) Nothing in this Clause 16.7 limits the right of Lessor to bring proceedings against Lessee in connection with this
Agreement:
(i) in any other court of competent jurisdiction; or
(ii) concurrently in more than one jurisdiction.
(f) Lessee irrevocably and unconditionally:
(i) agrees that if Lessor brings legal proceedings against it or its assets in relation to this Agreement no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;
(ii) waives any such right of immunity which it or its assets now has or may in the future acquire; and
(iii) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever
(irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.
16.8 SOLE AND ENTIRE AGREEMENT: This Agreement is the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft, and supersedes all previous agreements in relation to that leasing.
16.9 INDEMNITEES: All rights expressed to be granted to each Indemnitee (other than Lessor) under this Agreement are given to Lessor on behalf of that Indemnitee.
16.10 COUNTERPARTS: This Agreement may be executed two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent, if any, that this Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Agreement may be created through the transfer or possession of any counterpart other than the counterpart that has been marked "Counterpart No. 1" on the cover page thereof.
16.11 LANGUAGE: All notices to be given under this Agreement will be in English. All documents delivered to Lessor pursuant to this Agreement (including without limitation any documents to be delivered pursuant to the Conditions Precedent) will be in English, or if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of this Agreement and any version in any other language, the English version will prevail.
17. DISCLAIMERS AND WAIVERS:
LESSOR AND LESSEE AGREE THAT THE DISCLAIMERS, WAIVERS AND CONFIRMATIONS SET FORTH IN CLAUSES 17.1 TO 17.4 BELOW SHALL
APPLY AT ALL TIMES DURING THE TERM.  LESSEE'S ACCEPTANCE OF
THE AIRCRAFT IN ACCORDANCE WITH CLAUSE 4.2 SHALL BE
CONCLUSIVE EVIDENCE THAT LESSEE HAS FULLY INSPECTED THE
AIRCRAFT AND EVERY PART THEREOF AND THAT THE AIRCRAFT, THE ENGINES, THE PARTS AND THE AIRCRAFT DOCUMENTS ARE
TECHNICALLY ACCEPTABLE TO LESSEE AND SATISFY THE DELIVERY CONDITION REQUIREMENTS AND ARE IN SUITABLE CONDITION FOR
DELIVERY TO AND ACCEPTANCE BY LESSEE.
17.1 EXCLUSION: THE AIRCRAFT IS TO BE LEASED AND DELIVERED HEREUNDER "AS IS, WHERE IS", AND LESSEE AGREES AND
ACKNOWLEDGES THAT, SAVE AS EXPRESSLY STATED IN THIS
AGREEMENT:
(a) LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR
HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN
(WHETHER BY VIRTUE OF HAVING DONE OR FAILED TO DO ANY ACT,
OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR
IN RELATION TO THIS AGREEMENT OR OTHERWISE), ANY WARRANTIES
OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO,
THE AIRCRAFT OR ANY ENGINE OR PART, INCLUDING (BUT NOT
LIMITED TO) THE DESCRIPTION, AIRWORTHINESS, COMPLIANCE WITH SPECIFICATIONS, OPERATION, MERCHANTABILITY, FREEDOM FROM INFRINGEMENT OF PATENT OR OTHER PROPRIETARY RIGHTS, FITNESS
FOR ANY PARTICULAR USE OR PURPOSE, VALUE, DURABILITY,
CONDITION, OR DESIGN, OR AS TO THE QUALITY OF THE MATERIAL
OR WORKMANSHIP, THE ABSENCE OF LATENT OR OTHER DEFECTS,
WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER MATTER
WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED
WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR
USAGE OF TRADE) WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR
ANY PART; AND
(b) LESSOR SHALL NOT HAVE ANY OBLIGATION OR LIABILITY
WHATSOEVER TO LESSEE (WHETHER ARISING IN CONTRACT OR IN
TORT, AND WHETHER ARISING BY REFERENCE TO NEGLIGENCE OR
STRICT LIABILITY OF LESSOR OR OTHERWISE) FOR:
(i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE
CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY
ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR
DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN
CONNECTION THEREWITH;
(ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR
ANY RISKS RELATING THERETO;
(iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR
ANTICIPATED PROFITS OR ANY OTHER DIRECT, INDIRECT OR
CONSEQUENTIAL LOSS OR DAMAGE; OR
(iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE,
REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT,
ANY ENGINE OR ANY PART.
(c) LESSOR WILL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER IN CONNECTION WITH, THE YEAR 2000 COMPLIANCE (AS HEREINAFTER
DEFINED) OF THE AIRCRAFT OR ANY PART THEREOF.  FOR PURPOSES
OF THIS AGREEMENT, THE TERM "YEAR 2000 COMPLIANCE" SHALL
MEAN AND INCLUDE THE ABILITY OF THE AIRCRAFT AND EACH PART
THEREOF TO ACCURATELY PROCESS, PROVIDE AND/OR RECEIVE
DATE/TIME DATA (INCLUDING WITHOUT LIMITATION CALCULATING, COMPARING, OUTPUTTING AND SEQUENCING), WITHIN, FROM, INTO,
AND BETWEEN THE TWENTIETH CENTURY AND THE TWENTY-FIRST
CENTURY, INCLUDING LEAP YEAR CALCULATIONS SUCH THAT NEITHER
THE AIRCRAFT NOR ANY PART THEREOF OR SERVICE RELATED
THERETO WILL BE AFFECTED BY DATES/TIMES PRIOR TO, ON, AFTER
OR SPANNING JANUARY 1, 2000.
17.2 WAIVER: LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND THE LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR
AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER
ARISING AT ANY TIME IN RESPECT OF OR OUT OF ANY OF THE
MATTERS REFERRED TO IN CLAUSE 17.1.
17.3 DISCLAIMER OF CONSEQUENTIAL DAMAGES: EACH OF LESSOR AND LESSEE AGREES THAT IT SHALL NOT BE ENTITLED TO RECOVER, AND
HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE
HAVE TO RECOVER, LOST PROFITS OR REVENUES OR CONSEQUENTIAL
DAMAGES AS SUCH TERM IS DEFINED IN SECTION 2-A-520 OF THE
NEW YORK UNIFORM COMMERCIAL CODE AS A RESULT OF ANY BREACH
OR ALLEGED BREACH BY LESSOR OF ANY OF THE AGREEMENTS, REPRESENTATIONS OR WARRANTIES OF LESSOR CONTAINED IN THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS.
17.4 CONFIRMATION: LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS CLAUSE 17 AND ACKNOWLEDGES THAT RENT AND
OTHER AMOUNTS HAVE BEEN CALCULATED BASED ON ITS PROVISIONS
18. BROKERS AND OTHER THIRD PARTIES.
18.1 NO BROKERS: Each of the parties hereby represents and warrants to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement, to any Person
(other than fees payable to Lessee's legal advisors or IAMG).
18.2 INDEMNITY: Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon this Agreement or the Aircraft, if such claim, suit, damage, cost or expense arises out of breach by the indemnifying party, its employees or agents of Clause 18.1.
19. SECTION 1110
(a) Lessee acknowledges that Lessor would not have entered into this Agreement unless it had available to it the benefits of a lessor under Section 1110 of Title 11 of the United
States Code. Lessee covenants and agrees with Lessor that to better ensure the availability of such benefits, Lessee shall support any motion, petition or application filed by Lessor with any bankruptcy court having jurisdiction over Lessee, whereby Lessor seeks recovery of possession of the Aircraft under said Section 1110 and shall not in any way oppose such action by Lessor unless Lessee shall have complied with the requirements of said Section 1110 to be fulfilled in order to entitle Lessee to continued use and possession of the Aircraft hereunder. In the event said
Section 1110 is amended, or if it is repealed and another statute is enacted in lieu thereof, Lessor and Lessee agree to amend this Agreement and take such other action not inconsistent with this Agreement as Lessor reasonably deems necessary so as to afford to Lessor the rights and benefits as such amended or substituted statute confers upon owners and lessors of aircraft similarly situated to Lessor.
(b) Lessor and Lessee mutually agree and acknowledge that this Agreement is to be treated as a lease for United States federal income tax purposes.
20. USURY LAWS: The parties intend to contract in strict compliance with the usury Laws of the State of New York and, to the extent applicable, the United States of America. Notwithstanding anything to the contrary in the Operative Documents, Lessee will not be obligated to pay any interest in excess of the maximum non-usurious interest rate, as in effect from time to time, which may by applicable Law be charged, contracted for, reserved, received or collected by Lessor in connection with the Operative Documents. During any period of time in which the then-applicable highest lawful rate is lower than the rate specified in Clauses 5.11 or 13.2, interest will accrue and be payable at such highest lawful rate; however, if at later times such highest lawful rate is greater than the rate specified in Clauses 5.11 or 13.2, then Lessee will pay interest at the highest lawful rate until the aggregate amount of interest paid by Lessee equals the amount of interest that would have been payable in accordance with the interest rate specified in Clauses 5.11 or 13.2.

21. MODIFICATION OR REVISION:
Neither this Agreement nor any term of this Agreement may be modified, rescinded, changed waived, discharged or terminated except by a writing signed by the party to be charged. Lessor and Lessee acknowledge their agreement to the provision of this Clause 21 by their initials below:
LESSOR: __________		LESSEE: ____________

IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date shown at the beginning of this
Agreement.
LESSOR:	SIGNED on behalf of AEROUSA, INC.
By:	___________________________
Name:	___________________________
Title:	___________________________
LESSEE:	SIGNED on behalf of VANGUARD AIRLINES, INC.
By:	___________________________
Name:	___________________________
Title:	___________________________

SCHEDULE 1

DEFINITIONS
The following words and expressions have the respective meanings set forth below:
"A" CHECK means an "A" check in accordance with the Manufacturer's Maintenance Planning Document as in effect on the Delivery Date.
AFTER-TAX BASIS means in the case of any amount payable on an "After-Tax Basis" to or for the benefit of any Person (including any amount payable pursuant to this definition), after deduction of the net amount of all Taxes required to be paid by such Person with respect to the receipt or accrual by it of such amount (and assuming that such Person is subject to (i) United States Federal income tax at the highest marginal statutory rate imposed on corporations for the relevant period, (ii) United States state and local income taxes at the composite of the highest marginal statutory rates imposed on such Person for the relevant period, as such composite rate shall be certified by a financial officer of such Person, and (iii) income taxes (if any) imposed by countries outside the United States at the actual rates imposed on such Person).
AGREEMENT means this Agreement, each Lease Supplement, any schedules or documents executed pursuant to the Schedules hereto, and any and all amendments, revisions, supplements and modifications thereto.
AIR AUTHORITY means the FAA.
AIRCRAFT means the aircraft described in Part 1 of Schedule 4, (which term includes where the context admits a separate reference to all Engines, Parts and Aircraft Documents). AIRCRAFT CONDITION DAMAGES has the meaning given in Clause 13.2(c)(v).
AIRCRAFT DOCUMENTS means the documents, data and records identified in the list attached to the Certificate of Technical Acceptance and any other documents and records referred to in Clause 8.8, and all additions, renewals, revisions and replacements from time to time made in accordance with this Agreement.

AIRFRAME means the Aircraft, excluding the Engines and Aircraft
Documents.
APPRAISAL PROCEDURE means the following procedure for
determining the "fair market rental value" of the Aircraft: (a) Lessor shall select an independent aircraft appraiser who shall make a determination of "fair market rental value" of the
Aircraft; and (b) the fees and expenses of the appraiser shall be paid by Lessee.  "Fair market rental value" shall mean the value determined by an appraisal completed on an "as-is" and
"where-is" basis.
APU means the auxiliary power unit installed on the Aircraft on the Delivery Date and any replacement auxiliary power unit
installed on the Aircraft and title to which is transferred to
Owner in accordance with this Agreement.
"B" CHECK means a "B" check in accordance with the
Manufacturer's Maintenance Planning Document as in effect on the
Delivery Date.
BOEING	 means The Boeing Company, a Delaware corporation with
its principal office in Seattle, State of Washington, U.S.A.
BUSINESS DAY means any day other than a Saturday, Sunday or
other day on which banking institutions in New York, New York are authorized or required by Law to be closed.
"C" CHECK means a "C" check in accordance with the
Manufacturer's Maintenance Planning Document as in effect on the
Delivery Date.
CERTIFICATED AIR CARRIER means any Person (except the United
States Government) that is a citizen of the United States of
America (as defined in Section 40102 of Title 49 of the United
States Code) and holding a Certificate of Public Convenience and Necessity issued under Section 41102 of Title 49 of the United
States Code by the Department of Transportation or any
predecessor or successor agency thereto, or, in the event such certificates shall no longer be issued, any Person (except the
United States Government) that is a citizen of the United States of America (as defined in Section 40102 of Title 49 of the
United States Code) and legally engaged in the business of transporting for hire passengers or cargo by air predominantly to, from or between points within the United States of America, and, in either event, operating commercial jet aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo, which also is certificated so as to entitle Lessor, as a lessor, to the benefits of Section 1110 of Title 11 of the
United States Code with respect to the Aircraft.
COLD SECTION REFURBISHMENT means, with respect to any Engine, the completion of the following:  complete unstacking of both high and low compressors and complete visual inspection; de-
blading discs as necessary; visual inspections of all discs; verification that all snap diameters on discs are within limits; inspection of all blades for proper chord dimensions and cracking; repair or replacement of blades below minimums;
inspection and repair of stators as necessary; blade-up of discs using new lock plates; assembly of rotors in the compressor;
balance of all rotors; and installation of rotors in the Engine.
CYCLE	 means one take-off and landing of the Aircraft.
DAMAGE NOTIFICATION THRESHOLD means $100,000.
"D" CHECK means a "D" check in accordance with the
Manufacturer's Maintenance Planning Document as in effect on the
Delivery Date.
DEFAULT	 means any Event of Default or any event or circumstance
which, with the giving of notice and/or lapse of time and/or determination of materiality and/or fulfillment of a condition would constitute an Event of Default.
DELIVERY	 means delivery of the Aircraft by Lessor to Lessee
under this Agreement.
DELIVERY CONDITION REQUIREMENTS means the requirements specified in Part 2 of Schedule 4.
DELIVERY DATE means the date on which Delivery occurs.
DELIVERY LOCATION means Budapest International Airport,
Budapest, Hungary.
DEPOSIT	 means all amounts payable pursuant to Clause 5.1.
DOLLARS AND $ means the lawful currency of the United States of
America.
ERISA	 means the Employee Retirement Income Security Act of 1974,
as amended.
ENFORCEMENT AND REMARKETING COSTS has the meaning given in
Clause 13.2(c)(iii).
ENGINE means, whether or not installed on the Aircraft:
(a)	each engine of the manufacture and model specified in Part
1 of Schedule 4 (each of which has 750 or more rated
takeoff horsepower or the equivalent of such horsepower)
which Lessor elects to tender to Lessee with the Airframe
on the Delivery Date, such engines being described as to
serial numbers on the Certificate of Technical Acceptance
to be executed by Lessee on or prior to delivery of the
Aircraft and in Schedule 1 to Lease Supplement No. 1 to be
executed by Lessee and Lessor upon delivery of the
Aircraft;
(b)	any Replacement Engine, with effect from the time when
title has passed to Owner in accordance with this
Agreement;
and in each case includes all modules and Parts from time to time belonging to or installed in that engine but excludes any properly replaced engine, title to which should have passed to
Lessee pursuant to this Agreement.
ENGINE CYCLE means operation of an engine on an aircraft from and including a take-off to and including the landing of that aircraft.
ENGINE EVENT OF LOSS means the occurrence with respect to an
Engine only, whether or not installed on the Airframe, of any of those events described in the definition of Event of Loss.
ENGINE FLIGHT HOUR means each hour or part thereof an Engine is operated, elapsing from the moment the wheels of an aircraft on which such Engine is installed leave the ground until the wheels of such aircraft next touch the ground.
ENGINE REFURBISHMENT means all scheduled and unscheduled off-the-wing Engine maintenance and repair accomplished for each module in accordance with the performance restoration or full overhaul sections of the Manufacturer's workscope planning guide.
EQUIPMENT CHANGE has the meaning given in Clause 8.14(a).
EVENT OF DEFAULT means any event or condition specified Schedule
9.
EVENT OF LOSS means with respect to the Aircraft (including for the purposes of this definition the Airframe):
(a)	the actual or constructive total loss of the Aircraft
(including any damage to the Aircraft which results in an
insurance settlement on the basis of a total loss, or
requisition for use or hire which results in an insurance
settlement on the basis of a total loss); or
(b)	the Aircraft being destroyed, damaged beyond economic
repair or permanently rendered unfit for normal use for any
reason whatsoever; or
(c)	the requisition of title, or other compulsory acquisition
of title for any reason of the Aircraft by the government
of the State of Registration or any other authority
(whether de jure or de facto); or
(d)	the hijacking, theft, disappearance, condemnation,
confiscation, seizure, detention or requisition for use or
hire of the Aircraft which deprives any Person permitted by
this Agreement to have possession and/or use of the
Aircraft of its possession and/or use for (i) more than 15
days (or 30 days in the case of requisition for use or hire
by the government of the State of Registration) or (ii) if
earlier, a period ending on the Expiry Date.
EXCUSABLE DELAY means, with respect to delivery of the Aircraft, delay or non-performance due to or arising out of acts of God or public enemy, civil war, insurrection or riot, fire, flood, explosion, earthquake, accident, epidemic, quarantine restriction, any act of government, governmental priority, allocation, regulation or order affecting directly or indirectly, the Aircraft, any manufacturer, Lessor or any
materials or facilities, strike or labor dispute causing
cessation, slowdown or interruption of work, inability after due and timely diligence to procure equipment, data or materials from manufacturers, suppliers, any existing owner, seller or lessee in a timely manner, damage, destruction or loss, or any other cause to the extent that such cause is beyond the control of Lessor, whether above mentioned or not and whether or not similar to the foregoing.
EXPIRY DATE means the date falling 60 months after the Rent Commencement Date, as such day is specified in Lease Supplement
No. 1, or, if earlier, (i) the date when Lessor, acting in
accordance with the provisions of this Agreement, terminates the leasing of the Aircraft to Lessee under this Agreement, or (ii) subject to the provisions of Clauses 11.1(a) and 11.2, the date Lessor receives the Agreed Value together with any other amounts then due and unpaid under this Agreement and the Other
Agreements following an Event of Loss; provided that if the Term is extended pursuant to Clause 12.2, the Expiry Date shall be extended to the date when the Aircraft has been redelivered to
Lessor in full compliance with this Agreement.
FAA	 means the Federal Aviation Administration of the United
States of America and any successor thereof.
FAR	 means the Federal Aviation Regulations set forth in Title 14 of the United States Code of Federal Regulations, as amended and modified from time to time.
FINAL INSPECTION has the meaning given in Clause 1.1 of Schedule
6.
FINANCIAL INDEBTEDNESS means any indebtedness in respect of:
(a)	moneys borrowed or raised;
(b)	any liability under any debenture, bond, note, loan stock,
acceptance, documentary credit or other security;
(c)	the acquisition cost of any asset to the extent payable
before or after the time of acquisition or possession; or
(d)	any guarantee, indemnity or similar assurance against
financial loss of any person in respect of the above.
FINANCING PARTIES means the Person or Persons from time to time notified by Lessor to Lessee as providing financing to Lessor and/or Owner in respect of its acquisition, ownership or leasing of the Aircraft, whether by way of superior lease, loan or
otherwise.
FINANCING STATEMENTS means Uniform Commercial Code Financing Statements in respect of the Aircraft and Engines leased hereunder prepared in a form acceptable for filing with the applicable Government Entities in the Habitual Base, is subject or in whose activities any of the above is a participant.
FLIGHT HOUR means each hour or part thereof elapsing from the moment the wheels of the Aircraft leave the ground on take off until the wheels of the Aircraft next touch the ground.
GAAP means generally accepted accounting principles in the
United States.
GECAS means either or both of GE Capital Aviation Services, Inc.
and GE Capital Aviation Services, Limited.
GENEVA CONVENTION means the Convention for the International Recognition of Rights in Aircraft, signed (ad referendum) at
Geneva, Switzerland, on June 19, 1948, and amended from time to time, but excluding the terms of any adhesion thereto or
ratification thereof containing reservations to which the United States of America does not accede.
GOVERNING LAW means the Laws of New York, excluding, however, the provisions of Section 7-101 of the New York General
Obligations Law, which the parties have agreed, for avoidance of doubt, are inapplicable to this transaction.
GOVERNMENT ENTITY means:
(a)	any national government, political subdivision thereof, or
local jurisdiction therein;
(b)	any instrumentality, board, commission, court, or agency of
any of the above, however constituted; and
(c)	any association, organization, or institution of which any
of the above is a member or to whose jurisdiction any
thereof is subject or in whose activities any of the above
is a participant.
HABITUAL BASE means the United States.
HOT SECTION REFURBISHMENT means, with respect to any Engine, the complete visual inspection and repair as necessary of the combustion section of an Engine in an engine repair/overhaul station, including (without limitation) complete unstacking of the high pressure turbine; complete visual inspection; de-
blading of discs as required; visual inspections of all discs; verification that all snap diameters on discs are within limits; inspection of all blades for proper chord dimensions and cracking; repair or replacement of all blades below minimums; inspection and repair of stators as necessary; blade-up of discs using new lock plates; assembly of rotors in the turbine;
balance of all rotors; and installation of rotors in the Engine. INDEMNITEE means each of Lessor, Owner, GECAS, the Financing
Parties, Bankers Trust Company, GPA Group plc, Airplanes Limited
and each of their respective successors and assigns,
shareholders, subsidiaries, affiliates, partners, contractors, directors, officers, servants, agents and employees.
INSURANCES	 means insurances in respect of the Aircraft in
form and substance satisfactory to Lessor, and includes (without limitation) any insurances and reinsurances required by Schedule
7.
LANDING GEAR means the landing gear assembly and the life
limited parts, as defined by the relevant Boeing service letter, of the Aircraft excluding any rotable components.
LAW means and includes (a) any statute, decree, constitution, regulation, order judgment or other directive of any Government Entity; (b) any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (c) any judicial or administrative interpretation or application of any
Law described in (a) or (b) above; and (d) any amendment or
revision of any Law described in (a), (b) or (c) above.
LEASE SUPPLEMENT means a Lease Supplement, substantially in the form of Schedule 13 hereto, entered into between Lessor and
Lessee.
LESSEE AFFILIATE means any Subsidiary for the time being of
Lessee.
LESSEE CONDITIONS PRECEDENT means the Lessee conditions
specified in Schedule 3.
LESSEE'S MAINTENANCE PROGRAM means the Maintenance Program specifically approved by the Air Authority for Lessee's maintenance of the Aircraft.
LESSOR CONDITIONS PRECEDENT means the Lessor conditions
specified in Schedule 3.
LESSOR LIEN means:
(a)	any Security Interest whatsoever from time to time created
by Lessor or Owner in connection with the financing of the
Aircraft;
(b)	any other Security Interest in respect of the Aircraft
which results from acts of or claims against Lessor or
Owner not related to the transactions contemplated by or
permitted under this Agreement; and
(c)	any Security Interest in respect of the Aircraft for Lessor
Taxes.
LESSOR TAX means any Tax that is:
(a)	imposed solely as the result of activities of Lessor or
Owner in the jurisdiction imposing the Tax that is
unrelated to Lessor's dealings with Lessee or the
transactions contemplated by this Agreement or the
operation of the Aircraft by Lessee; or
(b)	imposed on or measured by the net income, profits or gains
of Lessor or Owner including, without limitation, minimum
taxes and taxes on tax preference items and taxes which are
capital, doing business, franchise, excess profits, or net
worth taxes and interest, additions to tax, penalties or
other charges in respect thereof by any Government Entity
in the United State of America; or
(c)	imposed solely as the result of an event that occurs prior
to the Delivery Date or subsequent to the Return Occasion
and that is unrelated to Lessor's dealings with Lessee or
to the transactions contemplated by this Agreement; or
(d)	imposed on or with respect to a Tax Indemnitee resulting
from a Tax Indemnitee's gross negligence, willful
misconduct, breach of this Lease, or misrepresentation; or
(e)	any taxes resulting from or attributable to a Lessor Lien;
or
(f)	any Taxes in the nature of a withholding tax imposed as a
result of a Tax Indemnitees not being a United States
person within the meaning of Internal Revenue Code Section
7701(a)(30); or
(g) 	any interest, penalties, or additions to tax imposed on a
Tax Indemnitee attributable to the failure of a Tax
Indemnitee to properly and timely file any return unless
such failure was due to (1) the failure of the Lessee to
notify the Tax Indemnity of any tax filing or reporting
requirement that was due to the place of use or operation
of the Aircraft or the location of Lessee, or (2) the
failure of the Lessee to provide to the Tax Indemnitee any information required for the filing of such return.
LETTER OF CREDIT means the letter of credit issued pursuant to
Clause 5.12 and any replacement or renewal of that letter of credit.
LOSSES means any claims, proceedings, losses, liabilities,
damages (whether direct, indirect, special, incidental or consequential) , suits, judgments, costs, expenses, fees, penalties or fines (whether civil or criminal) of every nature and kind, including any of the foregoing arising or imposed with or without any Indemnitee's fault or negligence, whether passive or active or under the doctrine of strict liability.
MAINTENANCE PERFORMER means such Person as is approved by the
FAA to perform maintenance and/or modification services on
commercial aircraft and/or commercial aircraft engines, which
Person shall be agreed by Lessee and Lessor to have recognized standing and experience, suitable facilities, and suitable equipment to perform such services on aircraft and/or engines of the same or improved model as the Aircraft or, in the case of engines, the Engines.
MAINTENANCE PROGRAM means an Air Authority approved maintenance program for the Aircraft in accordance with the Manufacturer's specifications, service bulletins, planning documents, maintenance manuals and documents and encompassing scheduled maintenance (including block maintenance), condition monitored maintenance, and/or on-condition maintenance of Airframe,
Engines and Parts, including but not limited to, servicing,
testing, preventive maintenance, repairs, structural
inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, airworthiness directives, corrosion control, inspections and treatments.
MAJOR CHECKS means any C-Check, multiple C-Check, D-Check, Q-
Check or annual heavy maintenance visit or segment thereof
suggested by its manufacturer and approved by the FAA for
commercial aircraft of the same model as the Aircraft (however denominated) as set out in the Agreed Maintenance Program. MANUFACTURER means Boeing.
MANUFACTURER'S MAINTENANCE PLANNING DOCUMENT means the
recommended maintenance program for the Aircraft issued by the
Manufacturer.
MINOR CHECKS means any A-Check or B-Check.
MITIGATION CREDIT has the meaning given in Clause 13.4.
OWNER means Emerald Aviation Investments Limited.
PART means, whether or not installed on the Aircraft:
(a)	any component, furnishing or equipment (other than a
complete Engine) furnished with the Aircraft on the
Delivery Date; and
(b)	any other component, furnishing or equipment (other than a
complete Engine), with effect from the time when title
thereto has passed to Owner pursuant to this Agreement;
but excludes any such items title to which should have passed to Lessee pursuant to this Agreement.
PART 36 OR FAR PART 36 means Part 36 of the FAR, as amended or modified from time to time.
PART 121 OR FAR PART 121 means Part 121 of the FAR, as amended or modified from time to time.
PERMITTED LIEN means:
(a)	any lien for Taxes not assessed or, if assessed, not yet
due and payable, or being contested in good faith by
appropriate proceedings;
(b)	any lien of a repairer, mechanic, carrier, hangarkeeper or
other similar lien arising in the ordinary course of
business by operation of Law in respect of obligations
which are not overdue or are being contested in good faith
by appropriate proceedings;
but only if (in the case of both (a) and (b)) (i) adequate
reserves have been provided by Lessee for the payment of
the Taxes or obligations; and (ii) such proceedings, or the
continued existence of the lien, do not give rise to any
likelihood of the sale, forfeiture or other loss of the
Aircraft or any interest therein or of criminal liability
on Lessor or Owner; and
(c)	any Lessor Lien.
PERSON means any individual person, corporation, partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association, Government Entity, or organization or association of which any of the above is a member or a participant.
"Q" CHECK means a "Q" Check in accordance with Lessee's
Maintenance Program as in effect on the Delivery Date.
REDELIVERY LOCATION means a location within 3,500 nautical miles of Kansas City, Missouri or such other airport as may be agreed in writing by Lessor and Lessee.
RENT means all amounts payable pursuant to Clause 5.3.
RENTAL PERIOD means each period ascertained in accordance with
Clause 5.2.
RENT COMMENCEMENT DATE means the date on which Lessor validly tenders the Aircraft for Delivery to Lessee under Clause 4.1.
RENT DATE	 means the first day of each Rental Period.
REPLACEMENT ENGINE means an engine of the same manufacturer and model, and having equivalent value, utility, modification status, time elapsed since Hot Section Refurbishment and Cold
Section Refurbishment and remaining warranty status as the
Engine it is intended to replace under Clause 11.1(d), or, at Lessee's option, an engine of the same manufacturer as such
Engine but of an improved model, and otherwise of an equivalent value and utility and suitable for installation and use on the Airframe without impairing the value or utility of the Airframe and compatible with the remaining installed Engine.
REQUIRED LC EXPIRY DATE means the date being 90 days after the
Expiry Date.
RETURN OCCASION means the date on which the Aircraft is
redelivered to Lessor in accordance with Clause 12.
SALES TAXES has the meaning given in Schedule 11, Paragraph 2. SCHEDULED DELIVERY DATE means February 28, 1999.
SECURITY INTEREST means any mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation, right of set-off, right of detention  or any other agreement or arrangement having the effect of conferring security.
STATE OF INCORPORATION means Delaware.
STATE OF REGISTRATION means the United States of America.
SUBSIDIARY means:
(a) 	in relation to any reference to accounts, any company whose
accounts are consolidated with the accounts of Lessee in accordance with GAAP; or

(b)	for any other purpose, an entity from time to time
(i)		of which another has direct or indirect control or
owns directly or indirectly more than 50 percent of
the voting share capital; or
(ii)	 	which is a direct or indirect subsidiary of
another under the Laws of the jurisdiction of its
incorporation.
SUPPLEMENTAL RENT means all amounts payable by Lessee pursuant to Clause 5.4 and under Clause 4 of Schedule 10.
TAXES means any and all present and future taxes, duties, withholdings, levies, assessments, imposts, fees and other governmental charges of all kinds together with any penalties, fines, surcharges and interest thereon and any additions thereto.
TAX INDEMNITEES means Owner, Lessor  and each Financing Party.
TERM	 means the period commencing on the Delivery Date and ending on the Expiry Date.
U.S.C. 	means the United States Code.
UNWIND EXPENSES has the meaning given in Clause 13.2(c)(iv).
YEAR 2000 COMPLIANCE has the meaning given in Clause 17.1(c).
The definitions of certain words and expressions which pertain to confidential and proprietary provisions of the Agreement have the respective meanings set forth in Clause 2 of Schedule 10.

SCHEDULE 2

REPRESENTATIONS AND WARRANTIES
1.1 LESSEE'S REPRESENTATIONS AND WARRANTIES
Lessee's representations and warranties to Lessor are as follows:
(a) STATUS: Lessee is a corporation duly incorporated and validly existing in good standing under the Laws of the State of Incorporation and has the corporate power to own its assets and carry on its business as it is being conducted and is the holder of all necessary air transportation licenses required in connection therewith and with the use and operation of the Aircraft;
(b) POWER AND AUTHORITY: Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;
(c) LEGAL VALIDITY: this Agreement has been duly authorized, executed and delivered by Lessee, and constitutes a legal, valid and binding obligation of Lessee, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally, and, by such principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose and by Laws which may affect some of such remedies but which do not make the available remedies inadequate for the substantial realization of the benefits provided herein;
(d) NON-CONFLICT: the entry into and performance by Lessee of, and the transactions contemplated by, this Agreement do not and will not:
(i) conflict with any Laws binding on Lessee; or
(ii) conflict with the constitutional documents of Lessee;
or

(iii) conflict with or result in default under any agreement or instrument which is binding upon Lessee or any of its assets nor result in the creation of any Security Interest over any of its assets;
(e) AUTHORIZATION: so far as concerns the obligations of Lessee, all authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, this Agreement and the transactions contemplated by this Agreement, have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;
(f) INTENTIONALLY LEFT BLANK
(g) MATERIAL ADVERSE CHANGE: there has been no material adverse change in the consolidated financial condition of Lessee and the Lessee Affiliates or the financial condition of Lessee and the Lessee Affiliates since the date to which the accounts most recently provided to Lessor on or prior to the Delivery Date were drawn up;
(h) LITIGATION: no litigation, arbitration or administrative proceedings are pending or to Lessee's knowledge threatened against Lessee or any Lessee Affiliate which, if adversely determined, would have a material adverse effect upon Lessee's financial condition or business or Lessee's ability to perform its obligations under this Agreement;
(i) PARI PASSU: the obligations of Lessee under this Agreement rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by Law and not by virtue of any contract;
(j) CHIEF EXECUTIVE OFFICE: Lessee's chief executive office (as that term is defined in Article 9 of the Uniform
Commercial Code as in effect in the State of Kansas) is located at 533 Mexico City Avenue, Kansas City, Missouri
64153 and the records of the Lessee concerning the Aircraft are maintained at such chief executive office;
(k) CERTIFICATED AIR CARRIER: Lessee is a Certificated Air Carrier and Lessee will not take a position adversely effecting Lessor, as lessor of the Aircraft to Lessee, under Section 1110 of Title 11 of the United States Code with respect to the Aircraft; and
(l) CITIZEN OF THE UNITED STATES: Lessee is a "citizen of the United States" as defined in Section 40102 of Title 49 of the United States Code.
1.2 LESSEE'S FURTHER REPRESENTATIONS AND WARRANTIES
Lessee's further representations and warranties to Lessor are as follows:
(a) ACCOUNTS: the audited consolidated accounts of Lessee and the Lessee Affiliates most recently delivered to Lessor, including the balance sheets and statements of income and retained earnings:
(i) have been prepared in accordance with GAAP; and
(ii) fairly represent the consolidated financial condition and operations of Lessee and the Lessee Affiliates as at the date to which they were drawn up;
(iii) NO DEFAULT: No Default has occurred and is continuing or might result from the entry into or performance of this Agreement;
(b) REGISTRATION:
(i) except for the filing for recordation of this Agreement and a Lease Supplement with the FAA, and the filing of any Uniform Commercial Code financing statements required (and continuation statements at periodic intervals), no further filing or recording of this Agreement or of any other document (including any financing statement under Article 9 of the Uniform
Commercial Code) and no further action, is or will be necessary under the Laws of the United States of America, the State of Incorporation, the State of Registration, and the Habitual Base or any other states in order to (A) fully establish, perfect and protect Owner's title to, and the interests of Lessor and Owner in, the Aircraft or any Engine or Part as against Lessee or any third party, or (B) ensure the validity, effectiveness and enforceability of this Agreement or any other Operative Document to which the Lessee is a party; and
(ii) under the Laws of the State of Incorporation, the State of Registration and the Habitual Base the property rights of Lessor and Owner in the Aircraft have been fully established, perfected and protected;
(c) TAXES: Lessee has delivered all necessary returns and payments due to the tax authorities in the State of Incorporation, the State of Registration and the Habitual
Base and all other jurisdictions in which Lessee is required to pay Taxes and/or file tax returns or reports and Lessee is not required by Law to deduct any Taxes from any payments under this Agreement;
(d) FULL DISCLOSURE: each of this Agreement and any other document, certificate or statement (excluding any forecasts, plans and projections) furnished to Lessor by or on behalf of Lessee in connection with the transactions contemplated hereby (including without limitation financial information) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading; all forecasts and opinions contained therein were honestly made on reasonable grounds after due and careful inquiry by Lessee;
(e) ERISA: Lessee is not engaged in any transaction in connection with which it could be subjected to either a civil penalty assessed pursuant to Section 502 of ERISA or any tax imposed by Section 4975 of the Internal Revenue
Code; no material liability to the Pension Benefit Guaranty Corporation has been or is expected by Lessee to be incurred with respect to any employee pension benefit plan
(as defined in Section 3 of ERISA) maintained by Lessee or by any trade or business (whether or not incorporated) which together with Lessee would be treated as a single employer under Section 4001 of ERISA and Section 414 of the Internal Revenue Code; there has been no reportable event
(as defined in Section 4043(b) of ERISA) with respect to any such employee pension benefit plan; no notice of intent to terminate any such employee pension benefit plan has been filed or is expected to be filed, nor has any such employee pension benefit been terminated; no circumstance exists or is anticipated that constitutes or would constitute grounds under Section 4042 of ERISA for the Pension Benefit Guaranty Corporation to institute proceedings to terminate, or to appoint a trustee to manage the administration of, such an employee pension benefit plan; and no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Internal Revenue
Code), whether or not waived, exists with respect to any such employee pension benefit plan.
1.3 LESSOR'S REPRESENTATIONS AND WARRANTIES:
Lessor's representations and warranties to Lessee are as follows:
(a) STATUS: Lessor is a corporation duly incorporated, validly existing and in good standing under the Laws of Connecticut and has the corporate power to own its assets and carry on its business as it is now being conducted;
(b) POWER AND AUTHORITY: Lessor has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;
(c) LEGAL VALIDITY: this Agreement has been duly authorized, executed and delivered by Lessor and constitutes Lessor's legal, valid and binding obligation enforceable in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally, and, by such principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose and by Laws which may affect some of such remedies but which do not make the available remedies inadequate for the substantial realization of the benefits provided herein;
(d) NON-CONFLICT: the entry into and performance by Lessor of, and the transactions contemplated by, this Agreement do not and will not:
(i) conflict with any Laws binding on Lessor; or
(ii) conflict with the constitutional documents of Lessor;
or
(iii) conflict with or result in default under any agreement or instrument which is binding upon Lessor or any of its assets nor result in the creation of any Security Interest over any of its assets (other than this Agreement);

(e) AUTHORIZATION: so far as concerns the obligations of Lessor, all authorizations, consents, registrations and notifications required under the Governing Law or the laws of Lessor's state of incorporation in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement by Lessor have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;
(f) RIGHT TO LEASE: on the Delivery Date, Lessor shall have the right to lease the Aircraft to Lessee in accordance with the terms hereof;
(g) CITIZENSHIP: Lessor is a "citizen of the United States" as defined in Section 40102 of Title 49 of the United States
Code.

SCHEDULE 3

CONDITIONS PRECEDENT
2. LESSEE CONDITIONS PRECEDENT
The conditions precedent to Lessor's obligation to deliver and to commence the leasing of the Aircraft are as follows.
2.1 PRELIMINARY CONDITIONS
Lessor will receive from Lessee not later than two Business Days prior to the Scheduled Delivery Date each of the following in form and substance satisfactory to Lessor:
(a) OPINION:  evidence that an opinion in the form of Schedule
8 will be issued on the Delivery Date by independent legal counsel acceptable to Lessor in the State of Registration, the Habitual Base and the State of Incorporation;
(b) FAA OPINION: evidence that there will be issued an opinion of Daugherty, Fowler, Peregrin & Haught in a form acceptable to Lessor as to the due filing for recordation of this Agreement;
(c) APPROVALS: evidence of the issue of each approval, license and consent which may be required in relation to, or in connection with the performance by Lessee of any of its obligations hereunder;
(d) IMPORT: evidence that any required import license, and all customs formalities, relating to the import of the Aircraft into the Habitual Base have been obtained or complied with, and that the import of the Aircraft into the Habitual Base is exempt from Taxes;
(e) LICENSES: copies of Lessee's air transport license, air operator's certificates and all other licenses, certificates and permits required by Lessee in relation to, or in connection with, the operation of the Aircraft;
(f) PROCESS AGENT: a letter from the process agent appointed by Lessee in this Agreement accepting that appointment;

(g) CERTIFICATE OF LEASE TERMINATION: a certificate of lease termination executed by a duly authorized officer of Lessee, substantially in the form of Schedule 12 to this Agreement, acknowledging that this Agreement is no longer in effect with respect to the Aircraft and Engines, which certificate Lessor will hold in escrow to be filed at the FAA upon the expiration or other termination of this Agreement; and
(h) GENERAL: such other documents as Lessor may reasonably request;
2.2 FINAL CONDITIONS
(a) FINAL DOCUMENTS: Lessor shall receive on or before the Delivery Date each of the following:
(i) CERTIFICATE OF TECHNICAL ACCEPTANCE: the Certificate of Technical Acceptance, dated and fully completed, and executed by Lessor and Lessee, certifying that Lessee has completed its inspection of the Aircraft in accordance with Clause 4.5 and that the Aircraft conforms to the provisions set forth all therein and is in all respects acceptable to Lessee, or if not so acceptable, then setting forth discrepancies and corrective action to be taken;
(ii) LEASE SUPPLEMENT: in the form of Schedule 13 hereto, to be dated the Delivery Date, fully completed and executed by Lessor and Lessee, and filed for recording at the FAA;
(iii) OPINIONS: a signed original of each of the opinions referred to in 1.1(a) and 1.1(b) above, which shall be dated the Delivery Date;
(iv) PAYMENTS: all sums due to Lessor under this Agreement on or before the Delivery Date;
(v) INSURANCES: certificates of insurance, an opinion and undertaking from Lessee's insurance broker and other evidence satisfactory to Lessor that Lessee is taking the required steps to ensure due compliance with the provisions of this Agreement as to Insurances with effect on and after the Delivery Date;
(vi) ACCOUNTS: the latest available accounts of Lessee as described in Clause 8.2(b)(i) and (ii);

(vii) LESSEE'S MAINTENANCE PROGRAM: such information and documents relating to Lessee's Maintenance Program as Lessor may require;
(viii) FILINGS: evidence on the Delivery Date that the Financing Statements have been duly filed and that all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Agreement and to protect the property rights of Lessor and Owner in the Aircraft, any Engine or any Part; and
(ix) GENERAL: such other documents as Lessor may reasonably request;
(b) REPRESENTATIONS/WARRANTIES: the representations and warranties of Lessee in Schedule 2 shall be correct, and would be correct if repeated on Delivery; and
(c) NO DEFAULT: no Default shall have occurred and be continuing on Delivery or might result from the leasing of the Aircraft to Lessee under this Agreement.
3. Lessor Conditions Precedent
The conditions precedent to Lessee's obligation to accept delivery and commence the leasing of the Aircraft are as follows:
3.1 REPRESENTATIONS/WARRANTIES: the representations and warranties of Lessor in Schedule 2 shall be correct, and would be correct if repeated on Delivery; and
3.2 DELIVERY CONDITIONS REQUIREMENTS: the Delivery Condition Requirements in Part 2 of Schedule 4 shall be satisfied on Delivery.

SCHEDULE 4

PART 1

DESCRIPTION OF AIRCRAFT
AIRCRAFT
Manufacturer:				Boeing
Model:					737-200A
Serial Number:			21735
FAA Registration Number:		__________________
ENGINES
Engine Type:				Pratt & Whitney JT8D-15
Serial Nos:				708363 and 708349

PART 2

DELIVERY CONDITION REQUIREMENTS
1.1 GENERAL CONDITION
The Aircraft will:
(a) be in good operating condition and be clean by scheduled airline standards, and all structural damage shall have been repaired to a permanent standard and a coach class configuration with 110 seats;
(b) have installed the full complement of equipment, parts, accessories, furnishings and loose equipment as normally installed in the Aircraft for continued regular service, and be in a condition suitable for immediate operations;
(c) have in existence a valid certificate of airworthiness (or if required, a valid export certificate of airworthiness) with respect to the Aircraft issued by the Hungarian Air Authority;
(d) comply with the manufacturer's original specifications as at the Delivery Date;
(e) have undergone, immediately prior to Delivery, a "C" Check in block format so that all Airframe inspections falling due within the next following 3,000 Flight Hours and 1 year of operation in accordance with the Manufacturer's
Maintenance Planning Document, have been accomplished;
(f) have had accomplished all outstanding Airworthiness Directives affecting that model of Aircraft issued by the FAA which, if the Aircraft were registered with the FAA, would have to be complied with during the Term or within 90 days after the Delivery Date; for this purpose, compliance shall be by terminating action if:
(i) Lessee has complied by terminating action for other aircraft of the same model and series then operated by Lessee; or
(ii) the latest date permitted by such Airworthiness
Directive for compliance by terminating action falls within 90 days after the Delivery Date;

(g) have installed all applicable vendor's and manufacturer's service bulletin kits received free of charge by Lessor that are appropriate for the Aircraft and to the extent not installed, those kits will be furnished free of charge to Lessor;
(h) be in Lessee's livery;
(i) have all signs and decals clean, secure and legible; and
(j) have no open, deferred, continued, carry over or placarded log book items.
1.2 COMPONENTS
(a) Each Flight Hour and Cycle controlled Hard Time Component (other than the APU) shall have not less than 3,000 Flight Hours of life remaining to the next scheduled removal in accordance with the prior lessee's Maintenance Program and shall be supported by appropriate certification documentation indicating TSN, CSN, TSO and CSO such as JAR form 1 or FAA form 8130-1; for this purpose "Hard Time Component" means any component which has a limited on-wing life in accordance with the prior lessee's Maintenance
Program and which can have life fully restored through appropriate maintenance;
(b) Each calendar-limited component including safety equipment will have not less than 12 months life remaining to the next scheduled removal in accordance with the prior lessee's Maintenance Program;
(c) Each "on-condition" and "condition-monitored" component will be serviceable;
(d) The installed components as a group will have an average of total flight time since new of not more than that of the Airframe;
(e) Each Airframe Life-Limited Component will have not less than 3,000 Flight Hours remaining to the next scheduled removal and will be supported by certification documentation necessary to demonstrate back-to-birth traceability; for this purpose "Airframe-Life Limited Component" means a component with an ultimate life which cannot be restored through appropriate maintenance.
1.3 ENGINES
Each Engine will be installed on the Aircraft and comply with the following:
(a) Each Engine will have not less than 3,500 Flight Hours expected life remaining to the next scheduled removal. The expected life remaining will be determined by the inspection and checks accomplished by Lessor in accordance with this Agreement;
(b) Each Engine shall have just completed at the Delivery Location for Lessee's acceptance a hot (including combustion chamber) and cold section video borescope inspection, which inspection shall be performed at Lessee's expense, and a power assurance run performed at Lessor's expense in accordance with the Manufacturer's maintenance manual and any defects discovered in such inspections which exceed the Engine manufacturer's in-service limits shall be corrected at Lessor's expense. Lessor shall cause such borescope inspections to be performed and to be recorded on videotape by an agency selected by Lessee and shall provide Lessee with a copy of such videotape on the Delivery Date.
No Engine shall be on "watch" for any reason requiring any special or out of sequence inspection. Each such Engine shall comply with the operations specification of Lessee without waiver or exceptions. All items beyond the Engine manufacturer's in-service limits shall be repaired; and
(c) Each Engine will have no defect which places less than 3,500 Flight Hours of remaining life pursuant to Manufacturer's or airworthiness requirements until removal.
1.4 FUSELAGE, WINDOWS AND DOORS
(a) The fuselage will be free of major dents and abrasions, loose or pulled or missing rivets, and all structural repairs shall be permanent repairs and in accordance with FAA approved data;
(b) Windows will be free of delamination, blemishes, crazing and will be properly sealed and within the Manufacturer's specifications; and
(c) Doors will be free moving, correctly rigged and be fitted with serviceable seals.
1.5 WINGS AND EMPENNAGE
(a) Leading edges will be free from damage; and
(b) Unpainted surfaces will be polished.
1.6 INTERIOR AND COCKPIT
Carpets and seat covers will be in good condition, clean and free of stains and meet FAR fire resistance regulations.
1.7 LANDING GEAR; WHEELS AND BRAKES
(a) The Landing Gear and wheel wells will be clean, free of leaks and repaired as necessary.
(b) Each installed Landing Gear shall have no more Cycles accumulated than the Airframe and shall have not less than 5,000 Flight Hours/3,000 Cycles and 18 months life remaining to the next scheduled removal in accordance with the Manufacturer's Maintenance Planning Document.
(c) The wheels and brakes will have not less than half of their useful life remaining.
1.8 RETURN OF AUXILIARY POWER UNIT (APU)
The APU shall have just completed a borescope inspection and shall meet all air outputs and temperature limitations under load in accordance with the Manufacturer's maintenance manual, and any defects discovered in such inspection, which exceed the APU manufacturer's in service limits, shall be corrected at Lessor's expense. The number of Flight Hours of APU operation to the next hot section inspection shall be no greater than 2,000 Flight Hours.
1.9 CORROSION
(a) The Aircraft shall be in compliance with the Manufacturer's corrosion prevention and control program (CPCP) requirements. All CPCP inspections which would normally be accomplished while access is provided during structural inspection in accordance with the prior lessee's
Maintenance Program during the Term shall have been accomplished;

(b) The entire fuselage will be substantially free from corrosion and will be adequately treated and a corrosion prevention program approved by the Manufacturer will be in operation; and
Fuel tanks will be free from contamination and corrosion and a tank treatment program will be in operation.

SCHEDULE 5

CERTIFICATE OF TECHNICAL ACCEPTANCE
This Certificate of Technical Acceptance (this "Certificate") is delivered, on the date set out below by Vanguard Airlines, Inc. ("Lessee"), to AeroUSA, Inc. ("Lessor"), pursuant to the Aircraft Lease Agreement dated as of January 5, 1999 between Lessor and Lessee (the "Agreement"). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.
1. DETAILS OF ACCEPTANCE
Lessee hereby confirms to Lessor that Lessee has at [   ]
o'clock on this [   ] day of [   ], 1999, at [   ], technically
accepted the following, in accordance with the provisions of the
Agreement:
(a) Boeing Model 737-200A airframe, Manufacturer's Serial No.
21735;
(b) Pratt & Whitney JT8D-15 Engines:
Engine Manufacturer's Serial No.
1)	708363;
2)	708349;
(Each of which shall have more than 750 rated takeoff horsepower or the equivalent of such horsepower);
(c) Fuel on Board as of the date of this Certificate:____________________;
(d) Loose Equipment Check List: as set forth below or as per list signed by Lessor and Lessee and attached hereto; and
(e) Aircraft Documents: as per list signed by Lessor and Lessee and attached hereto.
2. HOURS AND CYCLES DATA (AS OF DELIVERY DATE)
(a) Airframe:
Number of Hours since last phase "D" Check (Heaviest Check):
	______ hours

"C" Check (or Equivalent):
Interval:  ___________________________
Time Since:  _______________________
(b) LANDING GEAR OVERHAUL:
Number of Cycles Since Last Overhaul:
Left Gear __________________________ cycles/hours
Right Gear _________________________ cycles/hours
Nose Gear _________________________ cycles/hours
Center Gear ________________________ cycles/hours
Interval: Left Gear _________________________
Right Gear _________________________
Nose Gear _________________________
Center Gear ________________________
(c) ENGINES:
Number of Hours Since Last Heavy Shop Visit:
S/N            :______ hours
S/N            :______ hours
Number of Hours Since Last Hot Section Refurbishment:
S/N            :______ hours
S/N            :______ hours
Number of Hours Since Last Cold Section Refurbishment:
S/N            :______ hours
S/N            :______ hours
Hot Section Inspection:
Interval:  ___________________________
Time Since (S/N               ):
__________________________
Time Since (S/N               ):
__________________________
Time Remaining to First Restriction:
Engine S/N:	708363
Hours:	__________	Restriction:	__________
Cycles:	__________	Restriction:	__________
Engine S/N:	708349
Hours:	__________	Restriction:	__________
Cycles:	__________	Restriction:	__________
Average Cycles in Life Limited Parts (see attached
Schedule):
Engine S/N:  708363 _________
Engine S/N:  708349 _________
(d) AUXILIARY POWER UNIT:
Number of APU Hours Since Last Heavy Shop Visit:
__________ hours	Date accomplished __________
Hot Section Inspection:
Interval:	________________________
Time Since:	________________________
(e) TIME CONTROLLED COMPONENTS: 	[See attached DUJX Report]
(f) INTERIOR EQUIPMENT:
Number of Passenger Seats and Configuration:_______________
____________________
Number of Galleys and Location:	_________	__________
Number of Lavatories and Location:	 _________
	__________
LOPA - Attached			__________	__________
List of Loose Equipment on Board:
______________________________________	_________________
______________________________________	_________________
______________________________________	_________________
______________________________________	_________________
______________________________________	_________________
______________________________________	_________________
(g) AVIONICS:
DESCRIPTION						MODEL		PART
NO.
______________________________________	_________
	___________
______________________________________	_________
	___________
______________________________________	_________
	___________
______________________________________	_________
	___________
______________________________________	_________
	___________
______________________________________	_________
	___________
(h) [	VIDEO SYSTEM:
Projector	_________________________________________
Tape Reproducer_______________________________________
System Control Unit____________________________________
System Monitor________________________________________ ]

3. ACCEPTANCE:
Lessee hereby confirms that the Aircraft, Engines, Parts
and Aircraft Documents are technically acceptable to it,
satisfy all of the Delivery Condition Requirements and are
in the condition for delivery and acceptance as required
under the Agreement.
IN WITNESS WHEREOF, Lessee and Lessor have, by their duly
authorized representative, executed this Certificate on the date in paragraph 1 above.
LESSEE:  VANGUARD AIRLINES, INC.
By:	_________________________
Title:	_________________________
LESSOR:  AEROUSA, INC.
By:	_________________________
Title:	_________________________

SCHEDULE 6

PROCEDURES AND OPERATING CONDITION AT REDELIVERY
On the Return Occasion the Aircraft, subject to fair ordinary wear and tear of a kind and to an extent consistent with similar aircraft engaged in commercial airline operations, will be redelivered to Lessor by Lessee in accordance with the procedures and in any event in the condition set out below.
1.1 FINAL INSPECTION
Immediately prior to the Return Occasion, Lessee will make the Aircraft available to Lessor for inspection ("Final Inspection") in order to verify that the condition of the Aircraft complies with this Agreement. The Final Inspection will permit, and be long enough for, Lessor to:
(a)	inspect the Aircraft Documents;
(b)	inspect the Aircraft and uninstalled Parts;
(c)	inspect the Engines, including without limitation (i) a
complete video borescope inspection, to be completed at
Lessor's sole cost and expense, of (A) the low pressure and
high pressure compressors and (B) turbine area and (ii)
engine condition runs; and
(d)	observe a 2 hour demonstration flight at Lessee's cost
(with Lessor's representatives as on-board observers).
Lessor will indemnify and hold harmless Lessee on an After-
Tax Basis from and against all Losses arising from death or injury to any observer or any employee of Lessor in connection with any such demonstration flight of the
Aircraft by Lessor.
1.2 GENERAL CONDITION
The Aircraft will:
(a)	be in good operating condition and be clean by scheduled
airline standards, and all structural damage shall have been repaired to a permanent standard and in the configuration as modified at the FAA approved maintenance facility indicated in the notice delivered pursuant to Clause 7.4, or as otherwise agreed upon by Lessor and Lessee;

(b)	have installed the full complement of equipment, parts,
accessories, furnishings and loose equipment as when
originally delivered to Lessee and as normally installed in
the Aircraft for continued regular service, and be in a
condition suitable for immediate operations under FAR Part
121 as then in effect without waiver or restriction; and if
any of the engines tendered for redelivery with the
Aircraft is not one of the Engines referred to in the
Acceptance Certificate or a Replacement Engine installed
pursuant to Clause 11.1(d) following an Engine Event of
Loss, Lessor shall have no obligation to accept such engine
unless Lessee furnishes to Lessor all the documents and
evidence in respect of such engine specified in Clause
11.1(d), as if such engine were a Replacement Engine;
(c)	have in existence a valid certificate of airworthiness (or
if required by Lessor, a valid export certificate of airworthiness) with respect to the Aircraft issued by the
Air Authority;
(d)	comply with the manufacturer's original specifications as
at the Delivery Date;
(e)	have undergone, immediately prior to redelivery, a "C"
Check in block format so that all Airframe inspections
falling due within the next following 3,000 Flight Hours
and 1 year of operation in accordance with the
Manufacturer's Maintenance Planning Document, have been
accomplished;
(f)	have had accomplished all outstanding Airworthiness
Directives affecting that model of Aircraft issued by the
FAA which, if the Aircraft were registered with the FAA,
would have to be complied with during the Term or within 90
days after the Expiry Date; for this purpose, compliance
shall be by terminating action if:
(i) Lessee has complied by terminating action for other
aircraft of the same model and series then operated by
Lessee; or
(ii) the latest date permitted by such Airworthiness
Directive for compliance by terminating action falls
within 90 days after the Expiry Date;
(g)	have installed all applicable vendor's and manufacturer's
service bulletin kits received free of charge by Lessee
that are appropriate for the Aircraft and to the extent not installed, those kits will be furnished free of charge to
Lessor;
(h)	be in such external livery as advised by Lessor or at
Lessor's option in Lessee's livery with a cash adjustment equivalent to the cost of Lessee's livery based on third party rates;
(i)	have all signs and decals clean, secure and legible;
(j)	meet the requirements of FAR Part 36, Appendix C, Stage 3
noise compliance as then in effect without waiver or
restriction; and
(k)	have no open, deferred, continued, carry over or placarded
log book items.
1.3 COMPONENTS
(a) Each Flight Hour and Cycle controlled Hard Time Component (other than the APU) shall have not less than 3,000 Flight
Hours of life remaining to the next scheduled removal in accordance with the Lessee's Maintenance Program and shall be supported by appropriate certification documentation indicating TSN, CSN, TSO and CSO such as JAR form 1 or FAA form 8130-1; for this purpose "Hard Time Component" means any component which has a limited on-wing life in accordance with the Lessee's Maintenance Program and which can have life fully restored through appropriate maintenance;
(b) Each calendar-limited component including safety equipment will have not less than 12 months life remaining to the next scheduled removal in accordance with the Lessee's
Maintenance Program;
(c) Each "on-condition" and "condition-monitored" component will be serviceable;
(d) The installed components as a group will have an average of total flight time since new of not more than that of the Airframe;
(e) Each Airframe Life-Limited Component will have not less than 3,000 Flight Hours remaining to the next scheduled removal and will be supported by certification documentation necessary to demonstrate back-to-birth traceability; for this purpose "Airframe-Life Limited
Component" means a component with an ultimate life which cannot be restored through appropriate maintenance.
1.4 ENGINES
(a) Each Engine will be installed on the Aircraft and comply with the following:
(b) Each Engine will have not less than 3,500 Cycles expected life remaining to the next scheduled removal. The expected life remaining will be determined by the inspection and checks accomplished by Lessor in accordance with this Agreement;
(c) Each Engine shall have just completed at the location for Lessor's acceptance on the Return Occasion a hot (including combustion chamber) and cold section video borescope inspection, which inspection shall be performed at Lessor's expense, and a power assurance run performed at Lessee's expense in accordance with the Lessee's Maintenance Program or Manufacturer's maintenance manual and any defects discovered in such inspections which exceed the Engine manufacturer's in-service limits shall be corrected at Lessee's expense. Lessee shall cause such borescope inspections to be performed and to be recorded on videotape by an agency selected by Lessor and shall provide Lessor with a copy of such videotape on the Return Occasion. No
Engine shall be on "watch" for any reason requiring any special or out of sequence inspection. Each such Engine shall comply with the operations specification of Lessee without waiver or exceptions. All items beyond the Engine manufacturer's in-service limits shall be repaired; and
(d) Each Engine will have no defect which places less than 3,500 Cycles of remaining life pursuant to Manufacturer's or airworthiness requirements until removal.
1.5 FUSELAGE, WINDOWS AND DOORS
(a) The fuselage will be free of major dents and abrasions, loose or pulled or missing rivets, and all structural repairs shall be permanent repairs;
(b) Windows will be free of delamination, blemishes, crazing and will be properly sealed; and
(c) Doors will be free moving, correctly rigged and be fitted with serviceable seals.
1.6 WINGS AND EMPENNAGE
(a) Leading edges will be free from damage; and
(b) Unpainted surfaces will be polished.
1.7 INTERIOR AND COCKPIT
Carpets and seat covers will be in good condition, clean and free of stains and meet FAR fire resistance regulations.
1.8 LANDING GEAR; WHEELS AND BRAKES
(a) The Landing Gear and wheel wells will be clean, free of leaks and repaired as necessary.
(b) Each installed Landing Gear shall have no more Cycles accumulated than the Airframe and shall have not less than 5,000 Flight Hours/3,000 Cycles and 18 months life remaining to the next scheduled removal in accordance with the Manufacturer's Maintenance Planning Document.
(c) The wheels and brakes will have not less than half of their useful life remaining.
1.9 RETURN OF AUXILIARY POWER UNIT (APU)
(a) The APU shall have just completed a borescope inspection and shall meet all air outputs and temperature limitations under load in accordance with the Lessee's Maintenance
Program and the Manufacturer's maintenance manual, and any defects discovered in such inspection, which exceed the APU manufacturer's in service limits, shall be corrected at Lessee's expense. The number of Flight Hours of APU operation to the next hot section inspection shall be no greater than 2,000 Flight Hours.

1.10 CORROSION
(a) The Aircraft shall be in compliance with the Manufacturer's corrosion prevention and control program (CPCP) requirements. All CPCP inspections which would normally be accomplished while access is provided during structural inspection in accordance with the Lessee's Maintenance
Program during the Term shall have been accomplished;
(b) The entire fuselage will be substantially free from corrosion and will be adequately treated and a corrosion prevention program approved by Lessor will be in operation;
and
(c) Fuel tanks will be free from contamination and corrosion and a tank treatment program will be in operation.
1.11 FUEL
(a) At redelivery, Lessor will pay to Lessee or Lessee will pay to Lessor (as the case may require) a cash adjustment in respect of the difference in fuel on board at Delivery versus redelivery, at the then prevailing cost of fuel at the Redelivery Location.
1.12 MAINTENANCE PROGRAM
(a) Prior to the Return Occasion and upon Lessor's request, Lessee will provide Lessor or its agent reasonable access to Lessee's Maintenance Program and the Aircraft Documents in order to facilitate the Aircraft's integration into any subsequent operator's fleet;
(b) Lessee will, if requested by Lessor to do so, upon return of the Aircraft deliver to Lessor a certified true current and complete copy of the Lessee's Maintenance Program.
Lessor agrees that it will not disclose the contents of the Lessee's Maintenance Program to any person or entity except to the extent necessary to monitor Lessee's compliance with this Agreement and/or to bridge the maintenance program for the Aircraft from the Lessee's Maintenance Program to another program after the Return Occasion.

SCHEDULE 7

INSURANCE REQUIREMENTS
1.1 TYPES OF INSURANCE. The Insurances required to be maintained are as follows:
(a) HULL ALL RISKS of loss or damage whilst flying and on the ground with respect to the Aircraft on an agreed value basis for the Agreed Value and with a deductible not exceeding $750,000, or such other amount agreed by Lessor from time to time;
(b) HULL WAR AND ALLIED PERILS, being such risks excluded from the Hull All Risks Policy to the fullest extent available from the leading international insurance markets, including confiscation and requisition by the State of Registration for the Agreed Value;
(c) ALL RISKS (INCLUDING WAR AND ALLIED RISK) except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft on an "agreed value" basis for their full replacement value and including engine test and running risks;
(d) AIRCRAFT THIRD PARTY, PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a combined single limit
(bodily injury/property damage) of an amount not less than the Minimum Liability Coverage for the time being for any one occurrence (but in respect of products and personal injury liability, this limit may be an aggregate limit for any and all losses occurring during the currency of the policy). War and Allied Risks are also to be covered under the policy to the fullest extent available from the leading international insurance markets;

1.2 Terms of Hull and Spares Insurance
All required hull and spares insurance, so far as it relates to the Aircraft, will:
(a) ADDITIONAL ASSUREDS: name Lessor and Owner and their respective successors and assigns as additional assureds for their respective rights and interests;
(b) SETTLEMENT OF LOSSES: provide that any loss will be settled jointly with Owner and Lessee, and will be payable in Dollars to Owner, for the account of all interests,
except where the loss does not exceed the Damage
Notification Threshold, and Lessor has not notified the insurers to the contrary, in which case the loss will be settled with and paid to Lessee;
(c) 50/50 PROVISION: if separate Hull "all risks" and "war risks" insurances are arranged, include a 50/50 provision in accordance with market practice (AVS. 103 is the current
market language);
(d) NO OPTION TO REPLACE: confirm that the insurers are not entitled to replace the Aircraft in the event of an insured Event of Loss; and
(e) NO DISCHARGE BY BROKER: confirm that the insurers will not obtain a valid discharge of the obligations under the Insurances by payment to the broker, notwithstanding market practice to the contrary;
1.3 TERMS OF LIABILITY INSURANCE
All required liability insurances will:
(a) ADDITIONAL ASSUREDS: include Lessor and each of the other Indemnitees, and their respective successors and assigns and their respective shareholders, subsidiaries, directors, officers, agents, employees and indemnitees, as additional insureds for their respective rights and interests, warranted, each as to itself only, no operational interest;
(b) SEVERABILITY: include a severability of interests clause which provides that the insurance, except for the limit of liability, will operate to give each assured the same protection as if there was a separate policy issued to each assured; and
(c) PRIMARY POLICY: contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers will not be affected by any other insurance of which Lessor , Owner or Lessee have the benefit so as to reduce the amount payable to the
additional insureds under such policies;
1.4 TERMS OF ALL INSURANCES
All Insurances will:
(a) PRUDENT INDUSTRY PRACTICE: be in accordance with prudent industry practice of persons operating similar aircraft in similar circumstances;
(b) DOLLARS: provide cover denominated in Dollars and any other currencies which Lessor may reasonably require in relation to liability insurance;
(c) WORLDWIDE: operate on a worldwide basis subject to such limitations and exclusions as Lessor may agree;
(d) ACKNOWLEDGMENT: acknowledge the insurer is aware (and has seen a copy) of this Agreement and that the Aircraft is owned by Owner;
(e) BREACH OF WARRANTY: provide that, in relation to the interests of each of the additional assureds, the
Insurances will not be invalidated by any act or omission
by Lessee, or any other person other than the respective additional assureds seeking protection and shall insure the interests of each of the additional assureds regardless of any breach or violation by Lessee, or any other person
other than the respective additional assured seeking
protection of any warranty, declaration or condition,
contained in such Insurances;
(f) SUBROGATION: provide that the insurers will hold harmless and waive any rights of recourse against the additional assureds or to be subrogated to any rights of Lessor or
Lessee;
(g) PREMIUMS: provide that the additional assureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should
any of them elect so to do) and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the additional assureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of
the relevant claim;
(h) CANCELLATION/CHANGE: provide that the Insurances will continue unaltered for the benefit of the additional assureds for at least 30 days after written notice by registered mail or telex of any cancellation, change, event of non-payment of premium or installment thereof has been
sent to Lessor, except in the case of war risks for which 7 days (or such lesser period as is or may be customarily available in respect of war risks or allied perils) will be given, or in the case of war between the 5 great powers or nuclear peril for which termination is automatic;
(i) REINSURANCE: if reinsurance is a requirement of this Agreement such reinsurance will:
(aa)	be on the same terms as the original insurances and
will include the provisions of this Schedule;
(bb)	provide that notwithstanding any bankruptcy,
insolvency, liquidation, dissolution or similar
proceedings of or affecting the reinsured that the
reinsurers' liability will be to make such payments as
would have fallen due under the relevant policy of
reinsurance if the reinsured had (immediately before
such bankruptcy, insolvency, liquidation, dissolution
or similar proceedings) discharged its obligations in
full under the original insurance policies in respect
of which the then relevant policy of reinsurance has
been effected; and
(cc)	contain a "cut-through" clause in the following form
(or otherwise satisfactory to Lessor): "The Reinsurers and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurances in respect of a total loss or other claim where as provided by this Agreement dated as of January 5, 1999 and made between AeroUSA, Inc. and Vanguard Airlines, Inc. such claim is to be paid to the person named as sole loss payee under the primary insurances, the Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the person named as sole loss payee under the primary insurances effected by the Reinsured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith"; subject to such provisions not contravening any Law of the State of Incorporation;
(j) INDEMNITIES: accept and insure the indemnity provisions of this Agreement, to the extent of the risks covered by the policies.
1.5 DEDUCTIBLES
Lessee shall be responsible for any and all deductibles under the Insurances.
1.6 APPLICATION OF INSURANCE PROCEEDS
The Insurances will be endorsed to provide for payment of proceeds as follows:
(a) EVENT OF LOSS: all insurance payments received as the result of an Event of Loss occurring during the Term will be paid to Owner and Lessor will pay the balance of those amounts to Lessee after deduction of all amounts which may be or become payable by Lessee to Lessor under this Agreement and the Other Agreements (including under Clause 11.1(b));
(b) EXCEEDING DAMAGE NOTIFICATION THRESHOLD: all insurance proceeds of any property, damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting an Event of Loss and in excess of the Damage Notification Threshold will be paid to Owner and applied in payment (or to reimburse Lessee) for repairs or replacement property upon Lessor being satisfied that the repairs or replacement have been effected in accordance with this Agreement. Any balance remaining may be retained by Owner;
(c) BELOW DAMAGE NOTIFICATION THRESHOLD: insurance proceeds in amounts below the Damage Notification Threshold may be paid by the insurer directly to Lessee; and

(d) DEFAULT: notwithstanding the foregoing paragraphs, if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Owner to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor may elect.
To the extent that insurance proceeds are paid to Lessee, Lessee agrees to comply with the foregoing provisions and apply or pay over such proceeds as so required.

SCHEDULE 8

FORM OF LEGAL OPINION
To:	AeroUSA, Inc.
	Lee Farm Corporate Park
	83 Wooster Heights Road
	Danbury, CT  06810
	GE Capital Aviation Services, Inc.
	201 High Ridge Road
	Stamford, CT  06927-4900
	Attn:  Senior Vice President-Marketing
	[Date]
	Dear Sirs,
1. You have asked us to render an opinion in connection with the transaction governed by or subject to, inter alia, the under mentioned documents.
1.1 the Agreement as defined in subparagraph 1.3;
1.2 the Articles of Incorporation and Bylaws of Lessee; and
1.3 all other documents, approvals and consents of whatever nature and wherever kept which it was, in our judgment and to our knowledge, necessary or appropriate to examine to enable us to give the opinion expressed below.
Words and expressions used and not otherwise defined herein will bear the same meanings as defined in an Aircraft Lease Agreement dated as of January 5, 1999 between AeroUSA, Inc. ("Lessor") and Vanguard Airlines, Inc. ("Lessee") in respect of one Boeing 737-200A aircraft with manufacturer's serial number 21735 together with the two installed Pratt & Whitney JT8D-15 engines (the "Aircraft"). As used herein the term "Agreement" means and includes the Aircraft Lease Agreement as defined in the Aircraft Lease Agreement.

2. Having considered the documents listed in paragraph 1
above, and having regard to the relevant laws of the State
of New York and the United States of America we are pleased
to advise that in our opinion:
(a) Lessee is a corporation duly organized and validly existing
under the laws of [	], is qualified to do business as a
foreign corporation in each jurisdiction where failure to
so qualify would have a materially adverse effect on
Lessee's business or its ability to perform its obligations under the Agreement, and is subject to suit in its own name, and, to the best of our knowledge, no steps have
been, or are being, taken to appoint a receiver,
liquidator, trustee or similar officer over, or to wind up,
Lessee;
(b) Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, execution, delivery and performance by it
of, the Agreement and the transactions contemplated by the
Agreement;
(c) the entry into and performance by Lessee of, and the transactions contemplated by, the Agreement do not and will not:
(i) conflict with any laws binding on Lessee; or
(ii) conflict with the Certificate of Incorporation or
Bylaws of Lessee; or
(iii) conflict with or result in default under any
agreement or instrument which is binding upon Lessee
or any of its assets or result in the creation of any
Security Interest over any of its assets;
(d) no authorizations, consents, licenses, approvals and registrations (other than those which have been obtained and of which copies are attached hereto) are necessary or desirable to be obtained from any governmental or other regulatory authorities in [Missouri] having jurisdiction over Lessee or its properties to enable Lessee:
(i) to enter into and perform the transactions
contemplated by the Agreement;
(ii) to import the Aircraft into the United States for the
duration of the Term;
(iii) to operate the Aircraft to, from or within in the
United States for the transport of fare-paying
passengers; or
(iv) to make the payments provided for in the Agreement;
(e) except for the filing and recordation of the Agreement with the FAA and the filing of the Financial Statements with [
	] (which filings have been duly made on or before
this date) it is not necessary or desirable, to ensure the priority, validity and enforceability of all the obligations of Lessee under the Agreement that the
Agreement be filed, registered, recorded or notarized in
any public office or elsewhere or that any other instrument relating thereto be signed, delivered, filed, registered or recorded, that any tax or duty be paid or that any other action whatsoever be taken;
(f) the interests of Lessor in the Aircraft are registered on the public register of aircraft of the Air Authority and no other steps are necessary or desirable to record or perfect Lessor's interest in the Aircraft in the United States or
[];
(g) on termination of the Agreement (whether on expiry or otherwise) as contemplated in the Agreement, Lessor would be entitled:
(i) to repossess the Aircraft;
(ii) to deregister the Aircraft from the register of the
Air Authority;
(iii) to export the Aircraft from [            ];
without requiring any further consents, approvals or
licenses from any governmental or regulatory authority in
the United States or [            ];
(h) the Agreement has been properly signed and delivered on behalf of Lessee and the obligations on the part of Lessee contained therein are valid and legally binding on and enforceable against Lessee under the laws of New York;
(i) the events described in Schedule 9 paragraphs (g), (h) and
(i) of the Agreement comprise an accurate and complete statement of all events and situations provided for by the laws of [] which may lead to the cessation of activities, winding up or dissolution of Lessee;
(j) Lessee is a Certificated Air Carrier;
(k) Lessee is a "citizen of the United States" as defined in
Section 40102 of Title 49 of the United States Code;
(l) Lessor is entitled, with respect to the Aircraft and the Agreement, to the benefits of a lessor under Section 1110 of Title 11 of the United States Code;
(m) Lessee's chief executive office (as defined in the Uniform Commercial in effect in Kansas) is located at 7000 Squibb
Road, 3rd Floor, Mission, Kansas 66202;
(n) the obligations of Lessee under the Agreement rank at least pari passu with all other present and future unsecured and unsubordinated (including contingent obligations) of
Lessee;
(o) there is no withholding tax or other Tax to be deducted from any payment whatsoever which may be made by Lessee pursuant to the Agreement; with respect to any withholdings, the provisions of Clauses 5.6, and Schedule
11 of the Agreement are fully effective; and the arrangements contemplated by the Agreement do not give rise to any charge whatsoever to Taxes in [];
(p) there is no applicable usury or interest limitation law in [] which may restrict the recovery of payments in accordance with the Agreement;
(q) there are no registration, stamp or other taxes or duties of any kind payable in [] in connection with the signature, performance or enforcement by legal proceedings of the Agreement;
(r) Lessor will not violate any law or regulation in [] nor become liable to tax in [] by reason of entering into the Agreement with Lessee, or performing its obligations thereunder;
(s) it is not necessary to establish a place of business in [] in order to enforce any provisions of the Agreement;
(t) the choice of the Governing Law to govern the Agreement will be upheld as a valid choice of law in any action in the courts of [];

(u) the consent to the jurisdiction by Lessee contained in the Agreement is valid and binding on Lessee and not subject to revocation;
(v) any judgment for a definite sum given by the courts of [
	] against Lessee would be recognized and accepted by the courts of [] without re-trial or examination of the merits of the case;
(w) Lessee is subject to civil commercial law with respect to its obligations under the Agreement; and
(ii) neither Lessee nor any of its assets is entitled to
any right of immunity and the entry into and
performance of the Agreement by Lessee constitute
private and commercial acts; and
(x) there are no laws or other rules in [     ] (including,
without limitation, emergency powers laws) pursuant to which Lessee may be deprived of the Aircraft by any Government Entity or any other person, other than Lessor or any assignee of Lessor.
Yours faithfully,

SCHEDULE 9

EVENTS OF DEFAULT
Each of the following events or conditions constitutes an Event of Default:
(a) NON-PAYMENt: Lessee fails to make any payment under this Agreement on the due date; or
(b) INSURANCE: Lessee fails to comply with any provision of Clause 9 or Schedule 7, or any insurance required to be maintained under this Agreement is cancelled or terminated, or a notice of cancellation is given in respect of any such insurance; or
(c) BREACH: Lessee fails to comply with any other provision of this Agreement and, if such failure is in the opinion of Lessor capable of remedy, the failure continues for 10 days after notice from Lessor to Lessee; or
(d) REPRESENTATION: any representation or warranty made (or deemed to be repeated) by Lessee in or pursuant to this Agreement or in any document or certificate or statement is or proves to have been incorrect in any material respect when made or deemed to be repeated; or
(e) Cross-Default:
(i) any Financial Indebtedness of Lessee or any Lessee Affiliate in excess of $250,000 is not paid when due;
or
(ii) any such Financial Indebtedness in excess of $250,000 becomes due or capable of being declared due prior to the date when it would otherwise have become due; or
(iii) the security for any such Financial Indebtedness becomes enforceable; or
(iv) any event of default or termination event, howsoever described, occurs under any Other Agreement or any lease, hire purchase, conditional sale or credit sale agreement of Lessee or any Lessee Affiliate; or
(f) APPROVALS: any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity in connection with this Agreement, including, without limitation:

(i) any authorization required by Lessee to authorize, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by Lessee of its obligations under this Agreement; or
(ii) the registration of the Aircraft or the Aircraft's certificate of airworthiness; or
(iii) any airline license or air transport license required of Lessee including, without limitation, authority to operate the Aircraft under FAR Part 121 and a Certificate of Public Convenience and Necessity issued under Section 4102 of Title 49 of the United
States Code;
is modified in a manner unacceptable to Lessor or is withheld, or is revoked, suspended, canceled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force; or
(g) INSOLVENCY:
(i) Lessee or any Lessee Affiliate is, or is deemed for the purposes of any relevant law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or
(ii) Lessee or any Lessee Affiliate suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or
(h) BANKRUPTCY, ETC.:
(i) Lessee or any Lessee Affiliate consents to the appointment of a custodian, receiver, trustee or liquidator of itself or all or any material part of Lessee's property or Lessee's consolidated property, or Lessee or any Lessee Affiliate admits in writing its inability to, or is unable to, or does not, pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee or any Lessee Affiliate files a voluntary petition in bankruptcy or a voluntary petition seeking reorganization in a proceeding under any bankruptcy or insolvency Laws (as now or hereafter in effect) or any answer admitting the material allegations of a petition filed against Lessee or any Lessee Affiliate in any such proceeding, or Lessee or any Lessee
Affiliate by voluntary petition, answer or consent seeks relief under the provisions of any other bankruptcy, insolvency or other similar Law providing for the reorganization or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors, or any corporate action (including, without limitation, any board of directors or shareholder action) is taken by Lessee or any Lessee Affiliate in furtherance of any of the foregoing, whether or not the same is fully effected or accomplished; or
(ii) an order, judgment or decree is entered by any court appointing, without the consent of Lessee or any Lessee Affiliate, a custodian, receiver, trustee or liquidator of Lessee or any Lessee Affiliate, or of all or any material part of Lessee's property or Lessee's consolidated property is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of 30 days after the date of entry thereof of at any time an order for relief is granted; or
(iii) an involuntary petition against Lessee or any Lessee Affiliate in a proceeding under the United
States Federal Bankruptcy Laws or other insolvency
Laws (as now or hereafter in effect) is filed and is not withdrawn or dismissed within 30 days thereafter or at any time an order for relief is granted in such proceeding, or if, under the provisions of any Law providing for reorganization or winding-up of corporations which may apply to Lessee or any Lessee
Affiliate, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Lessee or any Lessee Affiliate or of all or any material part of Lessee's property, or Lessee's consolidated property and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of 30 days or at any time an order for relief is granted in such proceeding; or
(i) OTHER JURISDICTION: there occurs in relation to Lessee or any Lessee Affiliate any event anywhere which, in the reasonable opinion of Lessor, corresponds with any of those mentioned in paragraphs (g) or (h) above; or
(j) UNLAWFUL: it is or becomes unlawful for Lessee to perform any of its obligations under this Agreement, or this Agreement is or becomes wholly or partly invalid or unenforceable; or
(k) SUSPENSION OF BUSINESS: Lessee or any Lessee Affiliate suspends or ceases or threatens to suspend or cease to carry on all or a substantial part of its business; or
(l) DISPOSAL: Lessee or any Lessee Affiliate disposes, conveys or transfers or threatens to dispose, convey or transfer of all or a material part of its assets, liquidates or dissolves or consolidates or merges with any other Person (whether by one or a series of transactions, related or not), other than for the purpose of a reorganization the terms of which have received the prior written approval of Lessor; or
(m) RIGHTS AND REMEDIES: Lessee or any other Person claiming by or through Lessee challenges the existence, validity, enforceability or priority of the rights of Lessor as owner or as lessor or of Owner as owner in respect of the Aircraft; or
(n) CHANGE OF CONTROL: any single person, or group of persons acquire control of Lessee without the previous consent in writing of Lessor not unreasonably withheld; or
(o) DELIVERY: Lessee fails to comply with its obligation under Clause 4 to accept delivery of the Aircraft; or
(p) LETTER OF CREDIT:
(i) the issuer of the Letter of Credit fails to make any payment under the Letter of Credit when due; or
(ii) the Letter of Credit is not in full force or, for any reason ceases to constitute the legal, valid and binding obligation of the issuer; or
(iii) any of the events listed in paragraph (f)(i) above, with respect to the performance by the issuer of its obligations under the Letter of Credit, or paragraphs (g), (h) or (i) above apply to the issuer (references in those sub-paragraphs to Lessee being deemed to be to the issuer); or the issuer ceases or suspends its business operations; or

(iv) where applicable, the Letter of Credit is not renewed within the time required by Clause 5.12;
and each reference in this paragraph (p) to "the issuer" shall include a reference to any confirming bank for the Letter of Credit; or
(q) OWNERSHIP, LIENS AND RELATED MATTERS: Lessee fails to timely comply with its obligations under Clause 8.6; or
(r) TRANSFER: Lessee makes or permits any assignment or transfer of this Agreement, or any interest herein, or of the right to possession of the Aircraft, the Airframe, or any Engine except as expressly permitted by this Agreement;
or
(s) REDELIVERY: Lessee fails to return the Aircraft to Lessor on the Expiry Date in accordance with Clause 12; or
(t) LITIGATION: a judgment of a court or tribunal for the payment of money not covered by insurance in excess of US$500,000 shall be rendered against Lessee and the same shall remain undischarged for a period of 90 days, unless during such period execution of such judgment shall have been effectively stayed by agreement of the parties involved or by court order or such judgment shall have been adequately bonded.

SCHEDULE 10

INTENTIONALLY OMITTED FROM THE VERSION OF THIS DOCUMENT FILED
WITH THE FAA AS CONTAINING CONFIDENTIAL AND PROPRIETARY
INFORMATION

SCHEDULE 11

TAX INDEMNITY
1. TAX INDEMNITY:
(a) GENERAL:
(i) Lessee will on demand pay and indemnify each Tax
Indemnitee against all Taxes (other than Lessor Taxes) levied or imposed against or upon or payable by such Tax Indemnitee or Lessee and arising from, with respect to or in connection with the transactions pursuant to the Operative Documents, including (but not limited to) all Taxes relating or attributable to Lessee, any Operative Document or the Aircraft directly or indirectly in connection with the importation, exportation, registration, ownership, leasing, sub-leasing, purchase, delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence or redelivery of the Aircraft or any part thereof or any rent, receipts, insurance proceeds, income, indemnification payment or other amounts arising therefrom, or the making of any Equipment Change or the permanent replacement of any Engine.
(ii) All Taxes indemnified pursuant to this Clause 1 shall be paid by Lessee directly to the appropriate taxing authority (to the extent permitted by applicable Law) at or before the time prescribed by applicable Law.
After any payment by Lessee of any Tax directly to a taxing authority, Lessee shall furnish to Lessor, on written request, a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is reasonably obtainable by Lessee and reasonably acceptable to Lessor.

(iii) Any amount payable by Lessee to an Tax Indemnitee pursuant to Clause 1 shall be paid within ten days after receipt of a written demand therefor from the relevant Tax Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable and copies of all notices, invoices, assessments and correspondence relating to such indemnified Tax, provided that if an amount of any indemnified Tax is being contested in accordance with Clause 7 and Lessee shall have duly performed (and shall continue to perform) all its obligations under Clause 1 with respect to such contest, then payment of the indemnity with respect to such Tax under Clause 1 shall , at Lessee's election, be deferred until the date the contest has been completed.
(b) If any payment is made by Lessee under Clause 1(a) of
Schedule 11 and the Tax Indemnitee receiving such payment in good faith determines that it has actually received a credit or deduction against, or relief or remission for, or payment of, any Tax paid or payable by the Tax Indemnitee in respect of or calculated with reference to the Tax giving rise to such payment, the Tax Indemnitee shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, deduction, relief, remission or repayment and without leaving the Tax
Indemnitee in any worse position than that in which it would have been had such payment of Tax not been required to be made, pay to Lessee such amount as the Tax Indemnitee shall in good faith have determined to be attributable to the relevant Tax.
2. SALES AND USE TAXES:
(a) Lessee shall pay to Lessor (or, if permitted by applicable Law and at Lessee's option, Lessee shall pay to the relevant tax authority for the account of Lessor), in addition to the amounts specified as "Rent" in Schedule 10:
(i) all sales, use, rental, value added, goods and services and similar taxes ("Sales Taxes") required to be paid to the tax authority of the jurisdiction in which the Delivery Location is situated or to the jurisdiction in which the Aircraft is habitually based with respect to the lease of the Aircraft to Lessee pursuant to the Operative Documents unless Lessee delivers to Lessor on or prior to the Delivery Date such exemption certificate or other document as may be required by applicable Law to evidence Lessee's entitlement to exemption from all Sales Taxes imposed by such jurisdiction with respect to the lease of the Aircraft pursuant to the Operative Documents; and
(ii) all Sales Taxes required to be paid to the tax authority of any jurisdiction in which the Aircraft may be used, operated or otherwise located from time to time unless Lessee delivers to Lessor such exemption certificates or other documents as may be required by applicable Law to evidence Lessee's entitlement to exemption from all Sales Taxes imposed by each such jurisdiction with respect to the lease of the Aircraft pursuant to the Operative Documents.
(b) Lessee will cooperate with Lessor in connection with the preparation and filing of any exemption application or similar document that is reasonably necessary or desirable under applicable Law to avoid the imposition of any Sales
Taxes with respect to the transactions contemplated by the Operative Documents.
(c) The specific obligations with respect to sales and use taxes set forth in this Clause 2 are in addition to, and are not in substitution for, the Lessee's obligation to indemnify for sales and use taxes pursuant to Clause 1.
3. VALUE ADDED TAX:
(a) For the purposes of this Clause 3:
(i) "VAT" means value added tax and any goods and services, sales or turnover tax, imposition or levy of a like nature (other than Lessor Taxes);
(ii) "supply" includes anything on or in respect of which VAT is chargeable.
(b) Lessee will pay to Lessor or the relevant taxing authority, as the case may be, the amount of any VAT chargeable in respect of any supply for VAT purposes under any of the Operative Documents.
(c) Each amount stated as payable by Lessee under any of the Operative Documents is exclusive of VAT (if any); if VAT is payable in respect of any amount as aforesaid, Lessee shall pay all such VAT and indemnify Lessor against any claims for the same (and where appropriate, Lessee shall increase the payments which would otherwise be required to be made hereunder so that Lessor is left in the same position as Lessor would have been in had no VAT been payable) and Lessee shall provide evidence to Lessor, if available, in respect of payment of any such VAT.
4. INFORMATION:
(a) If Lessee is required by any applicable Law, or by any third party, to deliver any report or return in connection with any Taxes for which Lessee would be obligated to indemnify Lessor or any Indemnitee under the Operative Documents, Lessee will complete the same and, on request, supply a copy of the report or return to Lessor.
(b) If any report, return or statement is required to be made by Lessor or any Indemnitee with respect to any Tax for which there is an indemnity obligation of Lessee under this
Schedule 11 or otherwise under the Operative Documents, Lessee will promptly notify Lessor of the requirement and:
(i) if permitted by applicable Law, make and timely file such report, return or statement (except for any report, return or statement that Lessor has notified
Lessee that Lessor or any Indemnitee intends to prepare and file), prepare such return in such manner as will show Lessor as lessor of the Aircraft and the ownership of the Aircraft in Lessor if required or appropriate, and provide Lessor upon request a copy of each such report, return or statement filed by Lessee, or
(ii) if Lessee is not permitted by applicable Law to file any such report, return or statement, Lessee will prepare and deliver to Lessor a proposed form of such report, return or statement within a reasonable time prior to the time such report, return or statement is to be filed.
Lessee will provide such information and documents as Lessor may reasonably request to enable Lessor to comply with its tax filing, audit and litigation obligations.
5. INDEMNITY PAYMENTS TO BE MADE ON AN AFTER-TAX BASIS: Lessee agrees that, with respect to any payment or indemnity pursuant to Clause 1 (Tax Indemnity), Clause 2 (Sales and Use Taxes), or Clause 3 (Value Added Tax) of this Schedule 11 or Clause 10 (Indemnity) of the Agreement to or for the benefit of any Indemnitee, Lessee's indemnity obligations shall include such amount as may be necessary to hold such Tax Indemnitee harmless on an After-Tax Basis from all Taxes required to be paid by such Tax Indemnitee with respect to such payment or indemnity (including any payments pursuant to this Clause 5, determined based on the assumption that at the time each such payment or indemnity is accrued by the relevant Indemnitee, such payment or indemnity will be subject to (i) United States Federal income tax at the highest marginal statutory tax rate applicable to corporations, (ii) United States state and local income taxes at the composite of the highest marginal statutory tax rates applicable to the Tax Indemnitee and (iii) income taxes (if any) imposed by countries outside the United States at the actual rates imposed on the relevant Indemnitee.
6. LATE PAYMENT INTEREST: If Lessee fails to pay any amount payable under this Agreement on the due date, Lessee will pay on demand from time to time to Lessor interest (both before and after judgment) on that amount, from the due date to the date of payment in full by Lessee to Lessor, at the Interest Rate; provided, however, that in no event shall such rate exceed the maximum permitted by Law. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed in the month assuming a 30 day month and a 360 day year.
7. CONTEST:
(a) If Lessor receives a written claim for any Tax for which Lessee would be required to pay an indemnity pursuant to Clause 1, Clause 2 or Clause 3 of this Schedule 11, Lessor shall notify Lessee promptly of such claim, provided that any failure to provide such notice will not relieve Lessee of any indemnification obligation pursuant to Clause 1, Clause 2 or Clause 3 except to the extent that Lessee's ability to defend such claim has been materially adversely affected by such failure. If requested by Lessee in writing promptly after receipt of Lessor's notice, Lessor shall, upon receipt of indemnity satisfactory to it and at the expense of Lessee (including, without limitation, all costs, expenses, legal and accountants' fees and disbursements, and penalties, interest and additions to tax incurred in contesting such claim) in good faith contest or (if permitted by applicable Law) permit Lessee to contest such claim by (i) resisting payment thereof if practicable and appropriate, (ii) not paying the same except under protest if protest is necessary and proper, or (iii) if payment is made, using reasonable efforts to obtain a refund of such Taxes in appropriate administrative and judicial proceedings. Lessor shall determine the method of any contest conducted by Lessor and (in good faith consultation with Lessee) control the conduct thereof.
Lessee shall determine the method of any contest conducted by Lessee and (in good faith consultation with Lessor) control the conduct thereof. Lessee shall pay in full all payments of Rent and other amounts payable pursuant to the Operative Documents, without reduction for or on account of any Tax, while such contest is continuing. Lessor shall not be required to contest, or to continue to contest, a claim for Taxes under this Clause 7 if (x) such contest would result in a risk of criminal penalties or of a sale, forfeiture or loss of, or the imposition of a Lien (other than a Permitted Lien) on (except to the extent covered by a bond reasonably acceptable to Lessor), or (y) Lessee shall not have furnished an opinion of independent tax counsel selected by Lessor and reasonably satisfactory to Lessee, that a reasonable basis exists for such contest, or
(z) a Default or an Event of Default shall be continuing
(unless Lessee shall have provided security reasonably satisfactory to Lessor securing Lessee's performance of its obligations under this Schedule 11). If Lessor contests any claim for Taxes by making a payment and seeking a refund thereof, then Lessee shall advance to Lessor, on an interest-free basis, an amount equal to the Taxes to be paid by Lessor in connection with the contest and shall indemnify Lessor on an After-Tax Basis for any adverse tax consequences to Lessor of such interest-free advance. Upon the final determination of any contest pursuant to this Clause 7 in respect of any Taxes for which Lessee shall have made an advance to Lessor in accordance with the immediately preceding sentence, the amount of Lessee's obligation shall be determined as if such advance had not been made; any indemnity obligation of Lessee to Lessor under this Schedule 11 and Lessor's obligation to repay the advance will be satisfied first by setoff against each other, and any difference owing by either party shall be paid within ten days after such final determination.

(b) If Lessor obtains a refund of all or any part of any Taxes for which a full indemnity was paid by Lessee, Lessor shall pay Lessee the amount of such refund, reduced by any Taxes imposed on Lessor on receipt or accrual of such refund and increased by any Taxes saved by Lessor by reason of the deductibility of such payment by Lessor. If, in addition to such refund, Lessor receives an amount of interest on such refund, Lessor shall pay to Lessee the portion of such interest which is fairly attributable to such refund, reduced by any Taxes imposed by Lessor on receipt or accrual of such interest and increased by any Taxes saved by reason of the deductibility of such payment by Lessor. Lessor shall not be required to make any payment to Lessee pursuant to this Clause 7 if, and for so long as, an Event of Default shall have occurred and be continuing.
(c) Lessor in its sole discretion (by written notice to Lessee) may waive its rights to indemnification pursuant to Clause
1 with respect to any claim for any Tax and may refrain from contesting or continuing the contest of such claim, in which event Lessee shall have no obligation to indemnify
Lessor for the Taxes that are the subject of such claim.
If Lessor agrees to a settlement of any contest conducted pursuant to this Clause 7 without the prior written consent of Lessee, which consent shall not be unreasonably withheld, then Lessor shall be deemed to have waived its rights to the indemnification provided for in Clause 7 with respect to the Tax liability accepted in such settlement.

SCHEDULE 12

FORM OF LEASE TERMINATION CERTIFICATE
The undersigned hereby certify that the Aircraft Lease Agreement dated as of January 5, 1999 between the undersigned Lessor and undersigned Lessee, and as further described in the Appendix attached hereto, has terminated and the aircraft and aircraft engines covered thereby are no longer subject to the terms
thereof.  This certificate may be executed in one or more
counterparts each of which when taken together shall constitute one and the same instrument.
DATED this __________ day of ____________________,
__________
LESSOR						LESSEE
AEROUSA, INC.					VANGUARD AIRLINES, INC.
By:________________________________
	By:__________________________
Title:_______________________________
	Title:__________________________

APPENDIX
FAA RECORDING DATE						FAA CONVEYANCE NO.

SCHEDULE 13

LEASE SUPPLEMENT NO. 1
LEASE SUPPLEMENT NO. 1, dated ___________, ______, between AeroUSA, Inc., a corporation organized under the laws of ______________ ("Lessor"), and Vanguard Airlines, Inc., a corporation organized under the laws of the ____________________("Lessee").
Lessor and Lessee have previously entered into that certain Aircraft Lease Agreement dated as of January 5, 1999 (herein referred to as the "Agreement" and the defined terms therein being hereinafter used with the same meaning). The Agreement provides for the execution and delivery from time to time of a Lease Supplement substantially in the form hereof for the purpose of leasing the aircraft described below under the Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof.
The Agreement and this Lease Supplement relate to the Aircraft, Engines and Parts as more precisely described below and in the Certificate of Technical Acceptance. A counterpart of the Agreement is attached hereto and this Lease Supplement and the Agreement shall form one document.
In consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:
1. Lessor hereby delivers and leases to Lessee under the Agreement and Lessee hereby accepts, acknowledges receipt of possession and leases from Lessor under the Agreement, that certain Boeing 737-200A commercial jet Aircraft, and the two (2) Pratt & Whitney JT8D-15 Engines (each of which Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower) described in Schedule 1 hereto, together with the Aircraft Documents described in the Agreement (the "Delivered Aircraft").
2. The Delivery Date of the Delivered Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

3. The Term for the Delivered Aircraft shall commence on the
Delivery Date and shall end on the Expiry Date, which shall be
_______________________________________.
4. The amount of Rent for the Delivered Aircraft is set forth in Schedule 10 to the Agreement.
5. Lessee hereby confirms to Lessor that (i) the Delivered
Aircraft and each delivered Engine have been duly marked in
accordance with the terms of Clause 8.6(d) of the Agreement,
(ii) the Aircraft is insured as required by the Agreement,
(iii) the representations and warranties of Lessee referred to in Clause 2 of the Agreement are hereby repeated with effect as of the date first above written, (iv) having inspected the
Delivered Aircraft, Lessee acknowledges that the Delivered
Aircraft satisfies all conditions required for Lessee's
acceptance of delivery as set forth in the Agreement,  and (v)
the execution and delivery of this Lease Supplement signifies absolute and irrevocable acceptance by Lessee of the Delivered
Aircraft for all purposes hereof and of the Agreement.
6. All of the terms and provisions of the Agreement are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.
7. This Lease Supplement may be executed in any number of
counterparts; each of such counterparts, shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease Supplement.
IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease
Supplement No. 1  to be duly executed as of the day and year first above written.
LESSOR,						LESSEE,
AEROUSA, INC.					VANGUARD AIRLINES, INC.
By:_____________________________
	By:_____________________________
Name:__________________________
	Name:__________________________
Title:____________________________
	Title:____________________________

SCHEDULE 1

TO

LEASE SUPPLEMENT NO. ___

ONE USED

BOEING 737-200A
1.	Airframe
(a)	Registration Mark: ______________________________
(b)	Manufacturer's Serial No.: 	21735
2.	Installed Engines
(a)	Model No.: 	JT8D-15
Serial Nos.: 	708363 and 708349
Each of the above-described Aircraft Engines is 750 or more rated takeoff horsepower or its equivalent.

SCHEDULE 14

QUIET ENJOYMENT LETTER
From:	__________ ("Owner")
To:	Vanguard Airlines, Inc. ("Lessee")
	Dated ________________,___ Ladies and Gentlemen:
	AIRCRAFT LEASE AGREEMENT DATED AS OF JANUARY 5, 1999 BETWEEN _______________ ("LESSOR") AND LESSEE (THE "LEASE") RELATING TO ONE BOEING 737-200A AIRCRAFT BEARING MANUFACTURER'S SERIAL NUMBER 21735 (THE "AIRCRAFT")
	Capitalized words and expressions defined in the Lease, shall unless the context otherwise requires, bear the same meanings herein.
1. We confirm to you that we will not interfere with the quiet possession and use of the Aircraft by Lessee throughout the Term, so long as Lessor has not issued a termination notice pursuant to Clause 13 of the Lease in respect of an Event of Default.
2. The foregoing undertaking is not to be construed as restricting our rights to dispose of the Aircraft to such persons and on such terms as we consider appropriate.
However, if we exercise such rights during the Term, and provided that the condition referred to in paragraph 1 above continues to be fulfilled at the time of such disposal, we will (subject to any requirements or restrictions imposed by applicable law) dispose of the Aircraft expressly subject to the Lease and on terms that require the purchaser to issue an undertaking to Lessee that it will not interfere with the quiet possession and use of the Aircraft by Lessee throughout the remaining portion of the Term, so long as the condition referred to in paragraph 1 above continues to be fulfilled.
3. The rights conferred by this letter are granted only to Lessee and do not extend to any assignee, successor or sub-lessee of Lessee.

Please countersign this letter in order to confirm your agreement to the arrangements contained herein.
Yours faithfully,
[OWNER]

Agreed and accepted:
[LESSEE]

INDEX
CLAUSE	PAGE
1.	INTERPRETATION	1
1.1	Definitions	1
1.2	Construction	1
2.	REPRESENTATIONS AND WARRANTIES	2
2.1	Lessee's Representations and Warranties	2
2.2	Repetition	2
2.3	Lessor's Representations and Warranties	2
3.	CONDITIONS PRECEDENT	2
3.1	Lessee Conditions Precedent	2
3.2	Waiver	2
3.3	Lessor Conditions Precedent	2
3.4	Waiver	2
4.	COMMENCEMENT	2
4.1	Leasing	2
4.2	Delivery	3
4.3	Delayed Delivery	3
4.4	Licenses	4
4.5	Inspection	4
4.6	Indemnity	5
5.	PAYMENTS	5
5.1	Deposit	5
5.2	Rental Periods	5
5.3	Rent	5
5.4	Supplemental Rent	5
5.5	Payments	6
5.6	Withholding	6
5.7	Taxes and Other Outgoings	7
5.8	Tax Indemnity	7
5.9	Lessor Obligations Following Expiry Date	7
5.10	Net Lease	7
5.11	Further Provisions regarding Deposit:	8
5.12	Letter of Credit:	9
5.13	Reserved	9

5.14	Late Payment Interest	9
5.15	Currency	10
5.16	Certificates	10
5.17	Appropriation	10
5.18	Set-off	10
5.19	Expenses	10
6.	MANUFACTURER'S WARRANTIES	11
6.1	Assignment	11
6.2	Proceeds	11
6.3	Parts	12
6.4	Agreement	12
7.	LESSOR'S COVENANTS	12
7.1	Quiet Enjoyment	12
7.2	Lessor Liens	12
7.3	Maintenance Contributions	12
7.4	Payment for Certain Components:	13
8.	LESSEE'S COVENANTS	13
8.1	Duration	13
8.2	Information	13
8.3	Lawful and Safe Operation	14
8.4	Subleasing	15
8.5	Inspection	16
8.6	Ownership; Property Interests; Related Matters	16
8.7	General	17
8.8	Records	18
8.9	Protection	18
8.10	Maintenance and Repair	19
8.11	Removal/Interchange of Engines	19
8.12	Removal/Interchange of Parts	20
8.13	Pooling of Engines and Parts	21
8.14	Equipment Changes	21
8.15	Title on an Equipment Change	21
9.	INSURANCE	22
9.1	Insurances	22
9.2	Change	22
9.3	Insurance Undertakings and Information	22
9.4	Failure to Insure	23
9.5	Continuing Indemnity	23
10.	INDEMNITY	23
10.1	General	23
10.2	Duration	24
10.3	Subrogation	24
11.	EVENTS OF LOSS	25
11.1	Events of Loss	25
11.2	Requisition	26
12.	RETURN OF AIRCRAFT	27
12.1	Return	27
12.2	Non-Compliance	27
12.3	Redelivery	28
12.4	Acknowledgment	28
13.	DEFAULT	28
13.1	Events	28
13.2	Rights and Remedies	28
13.3	Power of Attorney	32
13.4	Mitigation Credit	32
14.	ASSIGNMENT	33
14.1	Lessee	33
14.2	Assignment by Lessor	33
14.3	Transfer by Lessor	33
14.4	Conditions of Rights of Assignment and Transfer	33
15.	ILLEGALITY	34
16.	MISCELLANEOUS	35
16.1	Waivers, Remedies Cumulative	35
16.2	Delegation	35
16.3	Severability	35
16.4	Remedy	35

16.5	Time of Essence	35
16.6	Notices	35
16.7	Governing Law and Jurisdiction	36
16.8	Sole and Entire Agreement	38
16.9	Indemnitees	38
16.10	Counterparts	38
16.11	Language	38
17.	DISCLAIMERS AND WAIVERS	38
17.1	Exclusion	38
17.2	Waiver	40
17.3	Disclaimer Of Consequential Damages	40
17.4	Confirmation	40
18.	BROKERS AND OTHER THIRD PARTIES.	40
18.1	No Brokers	40
18.2	Indemnity	40
19.	SECTION 1110	40
20.	USURY LAWS	41
21.	MODIFICATION OR REVISION	1
SCHEDULE 1  DEFINITIONS	1
SCHEDULE 2  REPRESENTATIONS AND WARRANTIES	1
SCHEDULE 3  CONDITIONS PRECEDENT	1
SCHEDULE 4  PART 1  DESCRIPTION OF AIRCRAFT	1
PART 2  DELIVERY CONDITION REQUIREMENTS	2
SCHEDULE 5  CERTIFICATE OF TECHNICAL ACCEPTANCE	1
SCHEDULE 6  PROCEDURES AND OPERATING CONDITION AT
REDELIVERY	1
SCHEDULE 7  INSURANCE REQUIREMENTS	1
SCHEDULE 8  FORM OF LEGAL OPINION	1
SCHEDULE 9  EVENTS OF DEFAULT	1
SCHEDULE 10  CERTAIN FINANCIAL TERMS	1
SCHEDULE 11  TAX INDEMNITY	1
SCHEDULE 12  FORM OF LEASE TERMINATION CERTIFICATE	1
SCHEDULE 13  LEASE SUPPLEMENT NO. 1	1
SCHEDULE 14  QUIET ENJOYMENT LETTER	1

AIRCRAFT LEASE AGREEMENT
Dated as of January 5, 1999
between
 AEROUSA, INC.
as Lessor
and
 VANGUARD AIRLINES, INC.
as Lessee

IN RESPECT OF AIRCRAFT:	One Boeing 737-200A
SERIAL NO:			21735
FAA REGISTRATION NO.:
NOTE:  THIS AIRCRAFT LEASE AGREEMENT HAS BEEN EXECUTED IN
SEVERAL COUNTERPARTS OF WHICH THIS IS COUNTERPART NO. ____.
SEE CLAUSE 16.10 HEREOF FOR INFORMATION CONCERNING THE
DISTINCTION BETWEEN VARIOUS COUNTERPARTS.